





                                EXHIBIT 10.15




                                U.S. $30,000,000

                                CREDIT AGREEMENT


                           DATED AS OF JUNE 30, 1994


                              ____________________


                                  BY AND AMONG

                       OCTEL COMMUNICATIONS CORPORATION,


                      THE BANKS HEREIN NAMED AS THE BANKS

                                      AND

                  THE FIRST NATIONAL BANK OF BOSTON, AS AGENT
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                                          TABLE OF CONTENTS

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SECTION I DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.2  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

SECTION II  DESCRIPTION OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

  2.1  The Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  2.2  Notice and Manner of Borrowing or Conversion of Loans. . . . . . . . . . . . . . . .   10
  2.3  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  2.4  Fees and Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

       (a)   Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       (b)   Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       (c)   Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

  2.5  Reduction of Commitment Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  2.6  The Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  2.7  Duration of Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  2.8  Interest Rates and Payments of Interest  . . . . . . . . . . . . . . . . . . . . . .   14
  2.9  Changed Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  2.10 Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  2.11 Payments and Prepayments of the Loans  . . . . . . . . . . . . . . . . . . . . . . .   17
  2.12 Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  2.13 Overdue Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  2.14 Payments Not at End of Interest Period . . . . . . . . . . . . . . . . . . . . . . .   18
  2.15 Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION III   CONDITIONS OF LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

  3.1  Conditions Precedent to Initial Loan . . . . . . . . . . . . . . . . . . . . . . . .   19
  3.2  Conditions Precedent to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION IV  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .   21

  4.1  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.2  Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.3  Valid Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.4  Consents or Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.5  Title to Properties; Absence of Encumbrances . . . . . . . . . . . . . . . . . . . .   22
  4.6  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.7  Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.8  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.9  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.10 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22






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                                       TABLE OF CONTENTS
                                          (CONTINUED)
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  4.11 Use of Proceeds  . . . . . . . . . . .  . . . . . . . . . . . . . . . . .. . . . . .   23
  4.12 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  4.13 Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  4.14 Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  4.15 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION V AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

  5.1  Financial Statements and Other Reporting Requirements  . . . . . . . . . . . . . . .   25
  5.2  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  5.3  Maintenance and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  5.4  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  5.5  Inspection by the Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  5.6  Maintenance of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  5.7  Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

       (a)   Quick Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       (b)   Profitability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       (c)   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       (d)   Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . .   28

  5.8  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  5.9  Post Closing Delivery of Termination Statement . . . . . . . . . . . . . . . . . . .   28
  5.10 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION VI  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

  6.1  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  6.2  Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  6.3  Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  6.4  Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  6.5  Merger; Consolidation; Sale or Lease of Assets . . . . . . . . . . . . . . . . . . .   32
  6.6  Acquisitions and Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  6.7  Subsidiary Stock Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  6.8  Equity Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  6.9  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  6.10 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION VII   DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

  7.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  7.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

SECTION VIII  AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37






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                                      TABLE OF CONTENTS
                                         (CONTINUED)
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  8.1  Appointment, Powers and Immunities . . . . . . . . . . . . . . . . . . .. . . . . .   37
  8.2  Representations and Warranties; No Responsibility for Inspection . . . .. . . . . .   38
  8.3  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . .   39
  8.4  Delegation of Duties . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . .   39
  8.5  Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .   39
  8.6  Resignation and Appointment of Successor Agent . . . . . . . . . . . .  . . . . . .   40
  8.7  Conflicts  . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . .   40
  8.8  No Obligations of Borrower . . . . . . . . . . . . . . . . . . . . . . .. . . . . .   40

SECTION IX  MISCELLANEOUS . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .   40

  9.1  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .   40
  9.2  Expenses . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  9.3  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . .   42

       (a)   General Indemnity  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       (b)   Survival; Defense  . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .   42

  9.4  Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   42
  9.5  Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .   43
  9.6  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  9.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  9.8  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .   43
  9.9  Binding Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . .  . . . . .   44
  9.10 Assignments, Participations, etc.   . . . . . . . . . . . . . . . . . . . . . . . .   44
  9.11 Counterparts . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .   45
  9.12 Partial Invalidity . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .   45
  9.13 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .   45
  9.14 WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  9.15 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
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                                     iii

                         EXHIBITS


EXHIBIT A Form of Promissory Note
EXHIBIT B Form of Notice of Borrowing or Conversion
EXHIBIT C Form of Report of Chief Financial Officer
EXHIBIT D Form of Opinion of Counsel to Borrower

                                CREDIT AGREEMENT

                           DATED AS OF JUNE 30, 1994


  THIS CREDIT AGREEMENT ("AGREEMENT") is made as of June 30, 1994, by and among OCTEL COMMUNICATIONS CORPORATION ("BORROWER"), a Delaware corporation having its chief executive office at 1001 Murphy Ranch Road, Milpitas, California 95035-7912, THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB"), having its head office at 100 Federal Street, Boston, Massachusetts 02110, and each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an instrument of assignment with respect to this Agreement (individually, the "BANK," and collectively, the "BANKS") and FNBB, as Agent.

                                   SECTION I

                                  DEFINITIONS

  1.1  DEFINITIONS.

   All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

  ACQUISITION. Any transaction, or any series of related transactions, by which any Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the stock of a corporation having ordinary voting power for the election of directors, or (c) acquires control of fifty percent (50%) or more of the ownership interest in any partnership or joint venture.

  ADJUSTED LIBOR RATE. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula:

     ALR   =  [   LIBOR   ]*
               -----------
              [ 1.00 - RP ]

     ALR   =  Adjusted LIBOR Rate
     LIBOR =  London Interbank Offered Rate
     RP   = Reserve Percentage

   * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

Where: "London Interbank Offered Rate" applicable to any LIBOR Loan for any Interest Period means the rate of interest determined by Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to FNBB by first-class banks in the interbank eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

         "Reserve Percentage" applicable to any Interest Period means the maximum reserve percentage (expressed as a decimal), whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

  AFFECTED LOANS.  See Section 2.9(a).

  AGENT.  The First National Bank of Boston, solely in its capacity as Agent.

  AGREEMENT. This Agreement, as the same may be supplemented or amended from time to time.

  BANK OR BANKS. FNBB and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement.

  BASE RATE. The greater of (i) the rate of interest announced from time to time by FNBB at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

  BASE RATE LOAN. Any Loan bearing interest determined with reference to the Base Rate.

  BORROWER.  Octel Communications Corporation.

  BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts and San Francisco, California are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurodollar market.

  CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

  COMMITMENT. The amount set forth next to the name of such Bank on SCHEDULE 1 now or hereafter attached hereto (and as adjusted from time to time).

  COMMITMENT AMOUNT. $30,000,000 in the aggregate, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.5 or Section 7.2.

  CONSOLIDATED CURRENT LIABILITIES. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries as at such date, plus, to the extent not already included therein, all Loans and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

  CONSOLIDATED TANGIBLE NET WORTH. At any date as of which the amount thereof shall be determined, the Consolidated Total Assets of Borrower and its Subsidiaries minus (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) the value of any minority interests in Subsidiaries and minus (ii) Consolidated Total Liabilities.

  CONSOLIDATED TOTAL ASSETS. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as assets on the balance sheet of Borrower and its Subsidiaries.

  CONSOLIDATED TOTAL LIABILITIES. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, including in any event all Indebtedness.

  CONTINGENT LIABILITIES. As applied to Borrower and its Subsidiaries, (i) any Guarantee of Borrower or its Subsidiaries; and (ii) any direct or indirect obligation or liability, contingent or otherwise, of Borrower or its Subsidiaries, (a) in respect of any letter of credit or similar instrument issued for the account of Borrower or its Subsidiaries as to which such entity is otherwise liable for reimbursement of drawings, (b) to purchase any materials, supplies or other property from, or to obtain the services of, another person or entity if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (c) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to Borrower or any of its Subsidiaries. The amount of any Contingent Obligation shall (subject, in the case of Guarantees, to the last sentence of the definition of "Guarantee") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (ii)(c) of this definition, be marked to market on a current basis.

  CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

  DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

  DESIGNATED DEPOSIT ACCOUNT. A demand deposit account maintained by Borrower with FNBB.

  DISCLOSURE LETTER. That letter of even date herewith of Borrower disclosing certain exceptions to the representations and warranties set forth herein.

  ENCUMBRANCES.  See Section 6.4.

  ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

  ENVIRONMENTAL LAWS. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

  EVENT OF DEFAULT.  Any event described in Section 7.1.

  FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

  FINAL PAYMENT DATE.  June 30, 1997.

  GUARANTEES. As applied to Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity. The amount of any Guarantee shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

  HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower and any of its Subsidiaries; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

  INDEBTEDNESS. As applied to Borrower and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of Borrower and its Subsidiaries, (v) all Guarantees, (vi) all net obligations with respect to Rate Contracts, and (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Borrower or any of its Subsidiaries.

  INTEREST PERIOD. With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two or three months thereafter, as Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:

        (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

        (ii) any Interest Period applicable to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

        (iii) any Interest Period during the Revolving Credit Period that would otherwise end after the Final Payment Date shall end on the Final Payment Date;

        (iv) notwithstanding clause (ii) above, no Interest Period applicable to a LIBOR Loan shall have a duration of less than one month, and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

  INVESTMENT. As applied to Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, joint venture interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

  JOINT VENTURE. A corporation, partnership, joint venture or other similar arrangement (whether created pursuant to contract or conducted through a separate entity) now or hereafter formed or maintained by Borrower or any of its subsidiaries with another person or entity in order to conduct a common venture or enterprise with such person or entity.

  LETTER OF CREDIT. Any letter of credit issued pursuant to Section 2.3 of this Agreement, and "Letters of Credit" means all such letters of credit, collectively.

  LIBOR LOAN. Any Loan bearing interest at a rate determined with reference to the Adjusted LIBOR Rate.

  LOAN. A loan made to Borrower by the Banks pursuant to Section 2.1(a) of this Agreement, and "Loans" means all of such loans, collectively.

  LOAN DOCUMENTS. Any and all of this Agreement, the Note, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Borrower to Agent or any Bank or their authorized designee evidencing or otherwise relating to the Loans and the Letters of Credit, on behalf of Banks, as the same may from time to time be amended, modified, supplemented or renewed.

  "MAJORITY BANKS" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

  MATERIAL ADVERSE EFFECT. (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of Borrower to perform under any Loan Document and avoid any Event of Default; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

  NEW CAMPUS. That new facility located at 1001 Murphy Ranch Road in Milpitas, California, which Borrower intends to occupy upon completion.

  NOTE. A promissory note of Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of Borrower to Agent to repay the Loans.

  NOTICE OF BORROWING OR CONVERSION.  See Section 2.2.

  OBLIGATIONS. Any and all obligations of Borrower to the Banks and/or Agent arising in connection with this Agreement or the other Loan Documents of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

  PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

  PERMITTED ENCUMBRANCES.  See Section 6.4.

  PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

  QUALIFIED INVESTMENTS. As applied to Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts or commercial paper of FNBB; (iii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing; (v) any Investments permitted by Borrower's written and then current investment policy, as amended from time to time, provided that such investment policy (and any such amendments thereto) has been approved in writing by Requisite Banks, such approval not to be unreasonably withheld.

  RATE CONTRACTS. Interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

  REQUIREMENT OF LAW. As to any person or entity, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon the person or entity or any of its property is subject.

  REQUISITE BANKS. At any time Banks then holding at least 70% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 70% of the Commitments.

  RESPONSIBLE OFFICER. The Chief Executive Officer, the Chief Financial Officer, the President or Treasurer of Borrower or any other officer reporting directly to any of them.

  REVOLVING CREDIT PERIOD. The period beginning on the date of this Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the Commitments to make Loans are terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

  REVOLVING CREDIT TERMINATION DATE.  June 30, 1996.

  SHARE REPURCHASE PROGRAM. That Share Repurchase Program of Borrower presented to, and approved by, the Board of Directors of Borrower at its July 28, 1994 meeting, as such program shall be amended and modified from time to time with the written approval of Majority Banks.

  SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or a Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a 50% ownership interest.

  SUBORDINATED DEBT. Any Indebtedness of Borrower that is subordinated to the Obligations on terms approved in writing by Agent and Requisite Banks, which approval may be given or withheld in their sole and absolute discretion.

  VMX MERGER AGREEMENT. That Agreement and Plan of Reorganization by and among Borrower, Octel Acquisition Corporation and VMX, Inc., dated January 29, 1994.

  1.2 ACCOUNTING TERMS. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                   SECTION II

                             DESCRIPTION OF CREDIT

  2.1  THE LOANS.

   (a) Subject to the terms and conditions hereof, each Bank severally agrees to make Loans to Borrower up to the amount of its Commitment, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder shall not exceed the Commitment

Amount less the aggregate principal amount undrawn under Letters of Credit then outstanding (the "MAXIMUM AVAILABILITY"). Borrower may borrow, prepay pursuant to Section 2.11 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount of the Commitment Amount or any lesser sum that is at least $1,000,000 and an integral multiple of $100,000.

   (b) The Loans shall be fully amortizing, with the principal amount under the Loans outstanding as of the Commitment Termination Date being due and payable in four (4) consecutive equal quarterly installments commencing on June 30, 1996 with subsequent installments due and payable on September 30, 1996 and December 31, 1996 and the final installment due and payable on the Final Payment Date.

   (c) Provided that no Default shall have occurred and be continuing, Borrower may convert all or any part (in integral multiples of $100,000) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan). Borrower shall give Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.2.

   (d) The obligation of Banks to make Loans and issue or participate in Letters of Credit hereunder shall be limited at any time to the Maximum Availability. Nothing contained in this Agreement shall under any circumstance be deemed to require any Bank to make any Loan or participate in the issuance of any Letter of Credit hereunder which, in the aggregate principal amount, taking into account the making of such Loan or participation in such Letter of Credit, exceeds such Bank's Commitment.

  2.2  NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.

   (a) Whenever Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another type provided for in this Agreement, Borrower shall notify Agent (which notice shall be irrevocable) by telefax, telegraph or telephone received no later than 10:00 a.m. Boston time on the date one Business Day before the day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan, and received no later than 10:00 a.m. Boston time on the date three (3) Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and

Section 2.7). Each such notification (a "NOTICE OF BORROWING OR CONVERSION") shall be immediately followed by a written confirmation thereof by Borrower in substantially the form of EXHIBIT B hereto, provided that if such written confirmation of a notice given by telefax, telegraph or telephone differs in any material respect from the action taken by Agent, the records of Agent shall control absent manifest error.

   (b) Agent shall promptly notify each Bank as to the content of each Notice of Borrowing or Conversion and Agent's determination as to whether conditions to the making of the Loan have been satisfied. Not later than 12:00 noon, Boston time, on the date of such borrowing, each Bank shall make available its pro rata share of such borrowing in immediately available funds, by wiring the proceeds thereof to Agent for the account of Borrower. Upon satisfaction of the applicable conditions precedent set forth in Section 3, the amount of the Loan shall be credited in immediately available funds to the Designated Deposit Account.

  2.3  LETTERS OF CREDIT.

   (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Credit Termination Date, FNBB shall issue for the account of Borrower such standby letters of credit ("LETTERS OF CREDIT") as Borrower may request, which request shall be made by delivering to Agent a duly executed letter of credit application on FNBB's standard form; provided that each such Letter of Credit (i) (i) is denominated in U.S. Dollars, (ii) supports an obligation maturing before the Revolving Credit Termination Date, (iii) requires drawings based on sight drafts, and (iv) is issuable without violating any Requirement of Law. Notwithstanding anything to the contrary contained in this Agreement, upon issuing any such Letter of Credit, the aggregate principal amount undrawn under all Letters of Credit then outstanding shall not exceed the Commitment Amount less the amount of all Loans then outstanding. No Letter of Credit shall have an expiration date that is later than the earlier of the Revolving Credit Termination Date or that date one year following the date of issuance thereof.

   (b) Unless otherwise expressly provided therein, each beneficiary named by Borrower with respect to a Letter of Credit issued hereunder shall be permitted to make full or partial draws under such Letter of Credit. Upon the making of any draw under a Letter of Credit by such beneficiary, the full amount of such draw shall be immediately due and payable by Borrower to FNBB. FNBB shall immediately notify Borrower, Banks and Agent of the amount of such draw and, upon receipt of such notice, each Bank shall be deemed to have purchased a participation from FNBB in the original principal amount of such Letter of Credit equal to an amount proportionate to such Bank's pro rata share of the Commitment Amount.

   (c) Upon receipt of notice from FNBB that Borrower has not reimbursed FNBB for any payment made by FNBB under a Letter of Credit hereunder, Agent shall, with notice to all Banks, cause a Base Rate Loan to be made by Banks in an aggregate amount equal to the amount drawn under the Letter of Credit (plus any unpaid commission). The proceeds of such Base Rate Loan shall be applied to reimburse each Bank for such Bank's pro rata share of the payment required to be made by FNBB under the Letter of Credit. In the event that a Base Rate Loan shall be made to Borrower pursuant to this Section, such Base Rate Loan shall be deemed to have been made as of the date of the draw under the respective Letter of Credit and, except as contemplated in Section 2.1(e) above, interest shall accrue thereon at the same rate as provided for other Base Rate Loans under this Agreement.

   (d) Without limiting Borrower's rights as set forth in Section 2.3(e) below, the obligation of Borrower to immediately reimburse FNBB for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

     (i) Any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "RELATED DOCUMENTS");

     (ii) Any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

     (iii) The existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Banks, Agent or any other person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

     (iv) Any breach of contract or other dispute between Borrower and any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Banks, Agent or any other person;

     (v) Any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

        (vi) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by FNBB, with or without notice to or approval by Borrower in respect of any of Borrower's indebtedness under this Agreement; or

       (vii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

   (e) Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to Agent and Banks, including FNBB, is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither Agent, nor any Bank, including FNBB, nor any of their officers or directors shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, notwithstanding anything to the contrary contained in the preceding clauses (i), (ii) and (iii), Borrower shall have a claim against FNBB, and FNBB shall be liable to Borrower for any direct damages, but not for any consequential or punitive damages, suffered by Borrower which Borrower proves were caused by FNBB's willful failure to pay under a Letter of Credit after the presentation to it by any beneficiary (or person to whom such Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, FNBB may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

  2.4  FEES AND COMMISSIONS.

   (a) FACILITY FEE. Borrower shall pay to Agent for the account of each Bank during the Revolving Credit Period a facility fee computed at the rate of one-quarter of one percent ( 1/4 of 1%) per annum on the Commitment Amount. Facility fees shall be payable quarterly in arrears, on the last day of June, September, December and March of each year beginning September 30, 1994 for the period beginning on the date hereof, and on the Final Maturity Date.

   (b) AGENT'S FEE. Borrower shall pay to Agent for Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between Borrower and Agent dated the date hereof.

   (c) COMMISSIONS. Borrower shall pay to Agent a nonrefundable commission fee with respect to each Letter of Credit issued hereunder equal to one and one-quarter (1.25%) of the principal amount of such Letter of Credit due and payable upon issuance, of which one-eighth percent (0.125%) of the principal amount of such Letter of Credit shall be for the account of FNBB and the remainder shall be for the account of Banks according to their pro rata portion of the Commitment Amount.

  2.5 REDUCTION OF COMMITMENT AMOUNT. Borrower may from time to time by written notice delivered to the Bank at least five Business Days prior to the date of the requested reduction, reduce by integral multiples of $5,000,000 any unborrowed portion of the Commitment Amount provided that the effect of such reduction shall not cause the principal amount of the Loans and the undrawn amount of the Letters of Credit then outstanding to exceed the Commitment Amount as so reduced. No reduction of the Commitment Amount shall be subject to reinstatement.


  2.6  THE NOTE.

   (a) The Loans shall be evidenced by the Note, payable to the order of Agent for the account of Banks in the Commitment Amount and having a final maturity of the Final Payment Date. The Note shall be dated as of the date hereof and shall have the blanks therein appropriately completed.

   (b) Agent shall, and is hereby irrevocably authorized by Borrower to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. Agent is hereby irrevocably authorized by Borrower to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of Agent to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of Banks or Borrower with respect thereto.

   (c) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more notes in favor of each Bank and Borrower shall, upon redelivery of the Note to Borrower, substitute such notes in lieu of the Note. After such substitution, each Bank shall endorse on the schedules annexed to the note(s) in its favor the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Borrower with respect thereto. Each Bank is irrevocably authorized by Borrower to endorse the note(s) in its favor and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under any such note to such Bank. After the substitution of notes in favor of the Note as contemplated in this Agreement, each reference herein to the Note shall refer to all such notes issued in substitution therefor.

  2.7  DURATION OF INTEREST PERIODS.

   (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. Subject to Section III, Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 10:00 a.m. Boston time on the date one Business Day before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Base Rate Loan and three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a LIBOR Loan.

   (b) If Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

   (c) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Final Maturity Date.

  2.8  INTEREST RATES AND PAYMENTS OF INTEREST.

   (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate. Such interest shall be payable on the last day of each month commencing June 30, 1994, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

   (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus one and one-quarter percent (1.25%). Such interest shall be payable for such

Interest Period on the last day thereof and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

  2.9  CHANGED CIRCUMSTANCES.

   (a)   In the event that:

        (i) on any date on which the Adjusted LIBOR Rate would otherwise be set, Agent or any Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the London Interbank Offered Rate, or


        (ii) at any time Agent or any Bank shall have determined in good faith (which determination shall be final and conclusive) that:

        (A) the making or continuation of or conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank eurodollar market or the market for certificates of deposit maintained by dealers in New York City of recognized standing or (2) compliance by any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

        (B) the Adjusted LIBOR Rate shall no longer represent the effective cost to any Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, Agent shall forthwith so notify Borrower thereof. Until such Bank notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Agent to allow selection by Borrower of the type of Loan affected by the contingencies described in this Section 2.9(a) (herein called "AFFECTED LOANS") shall be suspended. If at the time Agent so notifies Borrower, Borrower has previously given Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.14, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

   (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

        (i) subjects Agent or any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of any Bank imposed by the United States of America or any political subdivision thereof), or

       (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank (other than such requirements as are already included in the determination of the Adjusted LIBOR Rate), or

      (iii) imposes upon any Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank with respect to any Loans, such Bank shall notify Borrower thereof. Borrower agrees to pay to such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date one hundred eighty (180) days prior to the date of such statement.

  Any and all payments by Borrower to each Bank or Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Agent, such taxes

(including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or Agent, as the case may be, is organized or maintains an office or any political subdivision thereof.

  2.10 CAPITAL REQUIREMENTS.  If after the date hereof any Bank determines that
(i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank shall notify Borrower thereof. Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement in the amount and setting forth such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date one hundred eighty (180) days prior to the date of such statement. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

  2.11 PAYMENTS AND PREPAYMENTS OF THE LOANS. Loans that are LIBOR Loans may be prepaid without premium or penalty on the last day of any Interest Period applicable thereto and, subject to payment of amounts required pursuant to
Section 2.14, may be prepaid at any other time, in each case upon three Business Days' irrevocable notice. Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's irrevocable notice. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 2.14. No prepayment of the Loans during the Revolving Credit Period shall affect the Commitment Amount or impair Borrower's right to borrow as set forth in Section 2.1.

  2.12 METHOD OF PAYMENT. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by Borrower to Agent for the account of each

Bank at 100 Federal Street, Boston, Massachusetts in immediately available funds, on or before 2:00 p.m. (Boston time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments and without set-off, recoupment or counterclaim. Agent may, and Borrower hereby authorizes Agent to, debit the amount of any payment not made by such time to the Designated Deposit Account of Borrower with Agent. Agent will promptly distribute to each Bank its share of such payment according to each Bank's Commitment (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by Agent later than 2:00 p.m. (Boston time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

  2.13 OVERDUE PAYMENTS. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (a) if such due date occurs prior to the end of an Interest Period, 4% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 4% above the Base Rate; and
(b) in all other cases, 4% above the rate then applicable to Base Rate Loans.

  2.14 PAYMENTS NOT AT END OF INTEREST PERIOD. If Borrower for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.2, Borrower shall pay to Agent for the account of each Bank an amount computed pursuant to the following formula:

       L = (R - T) x P x D
           ---------------
                 360

  L  =   amount payable to Agent for the account of the Banks
  R  =   interest rate on such Loan
  T  =   effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at FNBB's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by FNBB on the day of such payment of principal or failure to borrow or continue or convert
  P  =   the amount of principal prepaid or the amount of the requested Loan

  D  =   the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

Borrower shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

  2.15 COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.


                                  SECTION III

                               CONDITIONS OF LOAN

  3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Banks to make the initial Loan and to issue the first Letter of Credit hereunder is subject to the condition precedent that the Banks shall have received, in form and substance satisfactory to the Banks and their respective counsel, the following:

   (a)   this Agreement and the Note, duly executed by Borrower;

   (b) a certificate of the Secretary or an Assistant Secretary of Borrower with respect to resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement and the Loan Documents, and providing specimen signatures of such officers;

   (c) the certificate of incorporation of Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of the state of its incorporation, each certified by said Secretary of State as being a true and correct copy thereof;

   (d) the Bylaws of Borrower and all amendments and supplements thereto, certified by its Secretary or an Assistant Secretary as being a true and correct copy thereof;

   (e) a certificate of the Secretary of State of as to legal existence and good standing in the state of its incorporation and listing all documents on file in the office of said Secretary of State;

   (f) a certificate of the California Franchise Tax Board and the Delaware Secretary of State as to the tax good standing of Borrower;

   (g) an opinion addressed to Agent from Borrower's in-house counsel, substantially in the form of EXHIBIT D hereto;

   (h) certified copies, dated close to the date hereof, of requests for copies or information (Form UCC-3 or equivalent), or certificates, dated close to the date hereof, satisfactory to Banks, of a UCC Reporter Service, listing all effective financing statements which name Borrower and/or each of Borrower's domestic Subsidiaries as debtor and which are filed in the appropriate offices in the State of California, together with copies of such financing statements, and accompanied by written evidence (including UCC termination statements) satisfactory to Banks that the Encumbrances indicated in any such financing statements are either permitted hereunder or have been terminated or released;

   (i)   payment from Borrower of the commitment and facility fees set forth in
Section 2.4 hereof;

   (j) payment from Borrower of an amount equal to the aggregate of Agent's and Banks' good faith estimate of all fees (including reasonable attorneys' fees), costs, expenses and other disbursements incurred by Agent and Banks in connection with this Agreement and the transactions contemplated hereunder, including, without limitation, the negotiation and preparation of this Agreement and the other Loan Documents, which payment shall be subject to post-closing adjustment following receipt by Agent of all final invoices;

   (k)   the Disclosure Letter, duly executed by Borrower;

   (l) a copy of Borrower's current written investment policy certified by Borrower's Chief Financial Officer as being a true and correct copy thereof;

   (m) a copy of Borrower's Share Repurchase Program for the purchase of Borrower's capital stock on the open market certified by Borrower's Chief Financial Officer as being a true and correct copy thereof;

   (n) an executed original of letter agreement regarding Agent's fee contemplated under Section 2.4(b);

   (o) an executed original of the Report of Chief Financial Officer in the form of EXHIBIT C hereto dated as of the date of such initial loan showing Borrower's financial condition as of the last day of the quarter most recently ended; and

   (p) such other documents, and completion of such other matters, as counsel for the Banks may deem necessary or appropriate.

  3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, or to issue, extend or modify any Letter of Credit, is further subject to the following conditions:

   (a) timely receipt by Agent of the Notice of Borrowing or Conversion as provided in Section 2.2;

   (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

   (c) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

   (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for Agent or any Bank, would make it illegal or against the policy of any governmental agency or authority for the Banks to make Loans or issue Letters of Credit hereunder.

  The making of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of the making, continuation or conversion of such Loan and issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

  In order to induce the Banks to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, Borrower represents and warrants to the Banks that:

  4.1  ORGANIZATION AND QUALIFICATION.  Each of Borrower and its Subsidiaries
(a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to so qualify cannot reasonably be expected to have a Material Adverse Effect.

  4.2 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of Borrower, (b) contravene any provision of the charter documents or by-laws of Borrower or any law, rule or regulation applicable to Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on Borrower, or
(d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of Borrower.

  4.3 VALID OBLIGATIONS. This Agreement and the Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

  4.4 CONSENTS OR APPROVALS. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

  4.5 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each of Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances. Without limiting the generality of the foregoing, there is no obligation of Borrower or any of its Subsidiaries for borrowed money or lease rental outstanding in favor of Commerce Funding Corporation or Harris Bank Roselle.

  4.6 FINANCIAL STATEMENTS. Borrower has furnished Agent its consolidated balance sheet as of June 30, 1993 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by KPMG Peat Marwick. Borrower has also furnished Agent its consolidated balance sheet as of March 31, 1994 and its consolidated statements of income, changes in stockholders' equity and cash flow for the nine months then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the consolidated financial position of Borrower and its Subsidiaries as of such dates and the results of the consolidated operations of Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, as of the respective dates of such financial statements not disclosed in such financial statements that involve a material amount.

  4.7 CHANGES. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, or business of Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

  4.8  DEFAULTS.  As of the date of this Agreement, no Default exists.

  4.9 TAXES. Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from Borrower and each Subsidiary have been fully paid or Borrower or such Subsidiary has established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

  4.10 LITIGATION. Except as set forth in the Disclosure Letter, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of any Responsible Officer of Borrower or any Subsidiary, threatened, against Borrower or any Subsidiary that, if adversely determined, could result in a forfeiture of all or any substantial part of the property of Borrower or its Subsidiary or could otherwise have a Material Adverse Effect.

  4.11 USE OF PROCEEDS. Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans and draws under Letters of Credit under this Agreement will be used only for the purposes contemplated hereunder. None of the Loans or Letters of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or Letters of Credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X.

  4.12 SUBSIDIARIES. As of the date of this Agreement, all the Subsidiaries of Borrower are listed on SCHEDULE 4.12 hereto. Borrower or a Subsidiary of Borrower is the owner, free and clear of all Encumbrances, of all of the issued and outstanding stock of each such Subsidiary other than shares of Borrower's foreign Subsidiaries issued to directors to meet foreign ownership requirements. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

  4.13 INVESTMENT COMPANY ACT. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

  4.14 COMPLIANCE WITH ERISA. Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

  4.15 ENVIRONMENTAL MATTERS.

   (a) Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Borrower and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of Borrower and its Subsidiaries.

   (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by Borrower or any of its Subsidiaries costing in excess of $100,000 per occurrence or $100,000 in the aggregate.

   (c) To the best of Borrower's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and no property now or previously owned, leased or used by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

   (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by Borrower or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

   (e) Neither Borrower nor any of its Subsidiaries, nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower or any of its Subsidiaries, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only, in compliance with all Environmental Laws, or (ii) transported any

Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

                                   SECTION V

                             AFFIRMATIVE COVENANTS

  So long as the Banks have any commitment to lend hereunder or any Loan, Letter of Credit or other Obligation hereunder remains outstanding, and unless Requisite Banks shall otherwise consent in writing, Borrower covenants as follows:

  5.1 FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. Borrower shall furnish to the Banks in form and detail satisfactory to Agent and Requisite
Banks:

   (a) as soon as available, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for, such year, audited and certified by KPMG Peat Marwick or other independent certified public accountant acceptable to the Banks) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountant's management report and opinion on such audited financial statements that such accountant has obtained no knowledge of any Default under Section 5.7 or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status of the Default;

   (b) as soon as available, but in any event within 45 days after the end of each of its fiscal quarters, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statements of income and cash flow for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

   (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of EXHIBIT C hereto signed on behalf of Borrower by its chief financial officer;

   (d) promptly after the receipt thereof by Borrower, copies of any final reports submitted to Borrower by independent public accountant in connection with any interim review of the accounts of Borrower made by such accountant;

   (e) promptly after the same are available, copies of all proxy statements, financial statements and reports as Borrower shall send to its stockholders generally and copies of all final registration statements (other than on form S-8 or other registration statements relating to option plans) and material reports (in each case without exhibits) as Borrower may file with the Securities and Exchange Commission;

   (f) if and when Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

   (g) immediately upon a Responsible Officer becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

   (h) promptly upon a Responsible Officer becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against Borrower or any of its Subsidiaries of which it has notice, the outcome of which would or might have a Material Adverse Effect, written notice thereof and the action being or proposed to be taken with respect thereto;

   (i) promptly upon a Responsible Officer becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

   (j) from time to time, such other financial data and information about Borrower or its Subsidiaries as any of the Banks may reasonably request.

5.2  CONDUCT OF BUSINESS.  Borrower shall and shall cause its Subsidiaries to:

   (a) duly observe and comply with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business except where failure to do so cannot be expected to have a Material Adverse Effect;

   (b) maintain its corporate existence, provided, however, that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of Borrower, such termination is in the best interests of Borrower and its Subsidiaries taken as a whole; and

   (c) remain engaged substantially in the business of manufacturing, marketing and supporting voice information processing systems and software and activities reasonably related or incidental thereto.

  5.3 MAINTENANCE AND INSURANCE. Borrower shall maintain and cause its Subsidiaries to maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Borrower shall at all times maintain and cause its Subsidiaries to maintain liability and casualty insurance covering their respective properties and assets, with financially sound and reputable insurers in such amounts as the respective officers in the exercise of their reasonable judgment deem to be adequate.

  5.4 TAXES. Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charge.

  5.5 INSPECTION BY THE BANK. Borrower shall permit Agent, the Banks or their designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information, each of Agent and the Banks shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Agent and the Banks in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Agent or the Banks.

  5.6 MAINTENANCE OF BOOKS AND RECORDS. Borrower shall keep and Borrower shall cause its Subsidiaries to keep adequate-books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

  5.7 FINANCIAL COVENANTS. Borrower agrees and understands that the following financial covenants shall be subject to quarterly compliance (as measured on the last day of each fiscal quarter of Borrower), and in each case review by Banks of the respective fiscal quarter's consolidated financial statements delivered to Agent by Borrower pursuant to Section 5.1:

   (a) QUICK RATIO. Borrower shall maintain a ratio of (i) the sum of cash, short term Qualified Investments and accounts receivable on a consolidated basis to (ii) Consolidated Current Liabilities plus, to the extent not already included as Consolidated Current Liabilities, the principal amount of Loans and the principal amount undrawn under Letters of Credit then outstanding of at least 1.25:1.00.

   (b)   PROFITABILITY.

    (i) Borrower shall not in any fiscal quarter have an operating and/or net loss on a consolidated basis greater than five percent (5%) of Borrower's Consolidated Tangible Net Worth as of the end of such fiscal quarter; and

   (ii) Borrower shall not have an operating and/or net loss on a consolidated basis in any two consecutive fiscal quarters as measured quarterly for that fiscal quarter and the immediately preceding fiscal quarter.

   (c) LEVERAGE RATIO. Borrower shall maintain a ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth not to exceed 0.75:1.00.

   (d) CONSOLIDATED TANGIBLE NET WORTH. Borrower shall maintain Consolidated Tangible Net Worth of at least $231,000,000, PLUS (i) a minimum of 80% of quarterly net income (after taxes) for each fiscal quarter after June 30, 1994 in which net income shall be positive, PLUS (ii) 100% of any new equity raised after June 30, 1994, MINUS (iii) 100% of the cost of repurchases by Borrower of its capital stock after June 30, 1994 in an aggregate amount of up to $40,000,000, and MINUS (iv) 50% of the cost of such repurchases in excess of $40,000,000 but less than $60,000,000.

  5.8 USE OF PROCEEDS. Borrower will use the proceeds of the Loans and the Letters of Credit solely for working capital purposes and not in contravention of any Requirement of Law. Without limiting the foregoing, Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

  5.9 POST CLOSING DELIVERY OF TERMINATION STATEMENT. On or before September 26, 1994, Borrower agrees to deliver to Agent a fully executed termination statement suitable for filing with the California Secretary of State terminating that financing statement #91001483 filed with the California Secretary of State on January 4, 1991 against VMX, Inc. in favor of Commerce Funding Corporation as "Secured Party" and Harris Bank Roselle as "Assignee".

  5.10 FURTHER ASSURANCES. At any time and from time to time Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by Agent or Requisite Banks to effect the purposes of this Agreement and the Loan Documents.

                                   SECTION VI

                               NEGATIVE COVENANTS

  So long as the Banks have any commitment to lend hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, and unless Requisite Banks shall otherwise consent in writing, Borrower covenants as follows:

  6.1 INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

   (a) Indebtedness of Borrower or any of its Subsidiaries to the Banks or any of their affiliates;

   (b) Indebtedness existing as of the date of this Agreement and disclosed on SCHEDULE 6.1 hereto, in the financial statements referred to in Section 4.6 and other Indebtedness of a type set forth on Schedule 6.1 hereto;

   (c)   Indebtedness secured by Permitted Encumbrances;

   (d) Indebtedness arising from a purchase money mortgage or other purchase money financing of the New Campus, provided, however, that such Indebtedness shall not exceed the appraised value of the New Campus at the time such mortgage or other financing is made;

   (e) Indebtedness incurred in favor of Banks after notice to Agent and all other Banks hereunder;

   (f)   Guarantees permitted under Section 6.2;

   (g) Except as such may be limited by Section 6.9 below, Indebtedness of any wholly owned Subsidiary to Borrower, Indebtedness of Borrower to any Subsidiary and Indebtedness of any Subsidiary to any other Subsidiary;

   (h) Indebtedness incurred by wholly owned Subsidiaries of Borrower to finance leases of Borrower's products in the ordinary course of business;

   (i) Indebtedness constituting royalty obligations to licensors incurred in the ordinary course of business;

   (j) other Indebtedness of Borrower or any Subsidiary in an aggregate outstanding principal amount not exceeding $10,000,000; and

   (k) extensions, refinancings, modifications, amendments and restatements of any of items of indebtedness set forth in (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

  6.2 CONTINGENT LIABILITIES. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or remain liable with respect to any Contingent Liabilities other than the following:

   (a)   Guarantees in favor of the Banks or any of their affiliates;

   (b)   Guarantees existing on the date of this Agreement and disclosed on
SCHEDULE 6.2 hereto or in the financial statements referred to in Section 4.6;

   (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

   (d) Guarantees with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $5,000,000;

   (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies;

   (f) Contingent Liabilities undertaken pursuant to Borrower's Share Repurchase Program.

   (g) Contingent Liabilities in respect of the obligations or performance of Subsidiaries by Borrower made in the ordinary course of business not to exceed an amount of $5,000,000 in the aggregate, excluding the amount of any Guarantees referenced in Subsection 6.2(b).

  6.3 SALE AND LEASEBACK. Neither Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred; except that Borrower may enter into a sale and leaseback of the New Campus as part of the long term financing thereof.

  6.4 ENCUMBRANCES. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("ENCUMBRANCES"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("PERMITTED ENCUMBRANCES"):

   (a)   Encumbrances in favor of the Banks or any of their affiliates;

   (b) Encumbrances existing as of the date of this Agreement and disclosed on SCHEDULE 6.4 hereto;

   (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

   (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

   (e) judgment liens that shall not have been in existence for a period longer than 30 consecutive days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 consecutive days after the expiration of such stay;

   (f) rights of lessors under capital leases including, without limitation, those rights of the purchaser and lessor in the New Campus;

   (g) Encumbrances in respect of (i) any purchase money mortgage or other purchase money financing of the New Campus to the extent permitted in Section
6.1 above and (ii) any purchase money obligations for tangible property used in its business that at any time shall not exceed $1,000,000 in the aggregate, provided, however, that in each case (i) and (ii) above any such Encumbrances shall not extend to property and assets of Borrower or any such Subsidiary not financed by such a purchase money obligation;

   (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

   (i) Encumbrances in favor of customs and revenue authorities arising in a matter of law to secure payment of customs duties in connection with the importation of goods and Encumbrances on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums;

   (j) Encumbrances which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks or investment firms in the ordinary course of business;

   (k) Encumbrances, not otherwise permitted hereunder, which Encumbrances do not in the aggregate exceed $250,000 at any time; and

   (l) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of Borrower or any Subsidiary not encumbered prior to any such refinancing.

 6.5  MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS.  Neither Borrower nor any
                           of its Subsidiaries shall

   (a) sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market) in the aggregate in excess of five percent (5%) of Consolidated Total Assets in any fiscal year other than (i) sales of inventory in the ordinary cause of business; (ii) as permitted by Section 6.3 in respect of the New Campus (iii) sales of used, worn-out or surplus assets in the ordinary course of business; (iv) sales of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are applied to the purchase price of such replacement equipment within ninety (90) days of the date Borrower shall have provided Agent written notice of its intent to sell specifically identified equipment and so apply the purchase price; and (v) sales of assets to Borrower, or

   (b) liquidate or merge or consolidate into or with, or acquire all or substantially all of the assets of, any other person or entity, provided, however, that (i) any Subsidiary may merge or consolidate into or with Borrower if no Default has occurred and is continuing or would result from such merger or consolidation and Borrower, if a party to such merger or consolidation, is the surviving company, (ii) any Subsidiary may merge or consolidate with any other wholly owned Subsidiary; and (iii) any Subsidiary may be liquidated if, in the good faith judgment of the Board of Directors or Borrower, such termination is in the best interests of Borrower and its Subsidiaries taken as a whole.

  6.6 ACQUISITIONS AND JOINT VENTURES. Borrower shall not, and shall not permit any of the Subsidiaries to, make any Acquisition or Joint Venture or to enter into any agreement to make any Acquisition or Joint Venture; provided Borrower and its Subsidiaries may make any Acquisition or Joint Venture or enter into an agreement to make an Acquisition or Joint Venture if

   (a) no Default has occurred and is then continuing or is projected to result from such Acquisition or Joint Venture;

   (b) the total assets (including securities and all other assets) of the business which is the subject of the Acquisition or Joint Venture, together with the total assets for all such transactions occurring after the date hereof and prior to the Final Payment Date, do not exceed the amount equal to 25% of Borrower's Consolidated Tangible Net Worth as such Consolidated Tangible Net Worth is determined as of the last day of the fiscal quarter ending immediately prior to the closing of such Acquisition or Joint Venture;

   (c) the aggregate consideration (including the dollar value of all cash and debt) paid in connection with any such Acquisition or Joint Venture does not (i) cause the total consideration paid for all such transactions occurring after the date hereof and prior to the first anniversary of the date hereof to exceed $25,000,000, (ii) cause the total consideration paid for all such transactions occurring after the first anniversary hereof and prior to the second anniversary of the date hereof to exceed $28,000,000, or (iii) cause the total consideration paid for all such transactions occurring after the second anniversary hereof and prior to the Final Payment Date to exceed $30,000,000; and

   (d) at least twenty days prior to the making of such Acquisition or Joint Venture, Borrower shall provide written notice to Agent demonstrating compliance with all covenants contained in this Agreement after giving effect to the Acquisition or Joint Venture and on a projected basis thereafter.

  6.7 SUBSIDIARY STOCK ISSUANCE. Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to Borrower or any wholly owned Subsidiary (or to other persons in connection with the issuance of directors shares or shares to satisfy local ownership requirements). Neither of Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to Borrower or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 6.5.

  6.8 EQUITY DISTRIBUTIONS. Borrower shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided, however, that this Section shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its common stock pro rata to its existing shareholders, (ii) the purchase or redemption by Borrower of its capital stock with the proceeds of the issuance of additional shares of capital stock, or
(iii) the purchase or redemption by Borrower of its capital stock pursuant to Borrower's Share Repurchase Program.

  6.9 INVESTMENTS. Neither Borrower nor any of its Subsidiaries shall make or maintain any Investments other than

   (a) Investments by Borrower in Subsidiaries existing on the date hereof, additional Investments by Borrower in wholly-owned Subsidiaries aggregating an amount not in excess of 5% of Borrower's Consolidated Tangible Net Worth as of the end of the fiscal quarter of Borrower most recently ended, Investments by Subsidiaries in Borrower and Investments by Subsidiaries in other Subsidiaries;

   (b)   Qualified Investments;

   (c)   Investments existing on the date of this Agreement disclosed on
SCHEDULE 6.9;

   (d) Investments consisting of the endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

   (e) Investments by Borrower or a Subsidiary as part of a transaction permitted by Sections 6.2 and 6.6;

   (f) Investments consisting of receivables owing to Borrower or its Subsidiaries and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business;

   (g) Investments consisting of (i) compensation or employee, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries, (iv) other loans to officers and employees approved by the Board of Directors;

   (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

   (i) Investments pursuant to or arising under currency agreements or interest rate agreements;

   (j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

   (k)   Deposit accounts; and

   (l) Other investments of a type not described in (a) through (k) above to the extent all such Investments shall not at any time exceed $1,000,000.

  6.10 ERISA. Neither of Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or
(iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                                  SECTION VII

                                    DEFAULTS

  7.1 EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

   (a) Borrower shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note within three (3) days of the due date therefor; or

   (b) Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(a), (b), and (g), 5.5, 5.7 through 5.10 or 6.1 through 6.10; or

   (c) Borrower shall fail to perform any covenant contained in Sections 5.1(f), 5.1(h), 5.2 or 5.6, and such failure shall continue for 30 days; or

   (d) Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.l(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to Borrower by Agent; or

   (e) any representation or warranty of Borrower made in this Agreement or in the Loan Documents or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

   (f) there shall occur any change in the assets, liabilities, financial condition, business of Borrower and its Subsidiaries, which change shall have a Material Adverse Effect; or

   (g) Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $1,000,000 in the aggregate for borrowed monies or advances or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

   (h) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

   (i) a proceeding or case shall be commenced, without the application or consent of Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 consecutive days; or an order for relief shall be entered in an involuntary case under any bankruptcy law against Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of Borrower or any of its Subsidiary similar to any of the foregoing shall be taken with respect to Borrower and shall continue unstayed and in effect for any period of 30 consecutive days; or

   (j)(i) a judgment or order for the payment of money shall be entered against Borrower or any of its Subsidiary by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or such Subsidiary, that in the aggregate exceeds $500,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 consecutive days; or

 (ii) Borrower or any of its Subsidiaries shall enter into any settlement, or any verdict, judgment or order for the payment of money shall be entered against any of them by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or such Subsidiary, whether or not such verdict, judgment, order, warrant or process shall have been discharged or stayed, which settlement, verdict, judgment, order, warrant or process has an aggregate value exceeding the lesser of (A) $40,000,000 or (B) 20% of Borrower's Consolidated Tangible Net Worth for the fiscal quarter most recently ended; or

   (k) Borrower or any member of the Controlled Group shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated.

  7.2 REMEDIES. Upon the occurrence of an Event of Default described in subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at Majority Banks' option and upon Majority Banks' declaration:

   (a) the Banks' Commitments to make any further Loans or issue any further Letters of Credit hereunder shall terminate;

   (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

   (c) Agent or the Banks may demand that Borrower (i) deposit cash with Agent in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all fees and commissions scheduled to be paid or payable over the remaining terms of such Letters of Credit; and

   (d) Agent and the Banks may exercise any and all rights they have under this Agreement, the Loan Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce Agent's and the Banks' rights by any action at law, in equity or other appropriate proceeding.

                                  SECTION VIII

                                     AGENT

  8.1  APPOINTMENT, POWERS AND IMMUNITIES.

   (a) Each Bank hereby appoints FNBB as Agent hereunder and under the other Loan Documents and each Bank hereby irrevocably authorizes Agent to act hereunder and thereunder as Agent of such Bank. Agent agrees to act as such upon the express conditions contained in this Section 8. In performing its functions and duties under this Agreement and under the other Loan Documents, Agent shall act solely as Agent of Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

   (b) Each Bank irrevocably authorizes Agent to take such action on such Bank's behalf and to exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties hereunder on behalf of Banks, Agent shall exercise the same care which it would exercise in dealing with loans made or letters of credit issued for its own account, but it shall not be responsible to any Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Bank or by or on behalf of Borrower to Agent or any Bank, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or amounts drawn under the Letters of Credit. Unless the officers of Agent acting in their capacity as officers of Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by Banks, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default. Neither Agent nor any of its officers, directors, employees, representatives or agents shall be liable to Banks for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (i) would subject Agent to a tax in a jurisdiction where it is not then subject to a tax or (ii) would require Agent to qualify to do business in any jurisdiction where it presently is not so qualified. Without prejudice to the generality of the foregoing, no Bank shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions, request or consent of Requisite Banks and any action taken or failure to act, pursuant to such instructions, request or consent shall be binding on all Banks. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of Requisite Banks. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity.

  8.2 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR INSPECTION. Each Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans and issuance of the Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Banks or to provide any Bank with any credit or other information (other than information obtained under the provisions of this Agreement which Agent shall make available to each Bank upon request by such Bank) with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Banks. With respect to its participation in the Loans and the Letters of Credit hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term "Bank" or "Banks" or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity. Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower as if it were not Agent.

  8.3  RELIANCE BY AGENT.

   (a) Agent may consult with counsel, and any opinion or legal advice of such counsel who are not employees of Agent or Borrower or any affiliate of Borrower shall be full and complete authorization and protection in respect of any action taken or suffered by Agent hereunder or under any other Loan Documents in accordance therewith.

   (b) Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

   (c) Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Requisite Banks unless Agent shall have been provided by Requisite Banks with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

  8.4 DELEGATION OF DUTIES. Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of Agent.

  8.5  RIGHT TO INDEMNITY.  Each of Banks severally, but not jointly, agrees
(a) to indemnify and hold Agent (and any person acting on behalf of Agent) harmless from and against and (b) promptly on receipt by each Bank of Agent's statement, to reimburse Agent, according to such Bank's pro rata share of the Commitment Amount, to the extent Agent shall not otherwise have been reimbursed by Borrower on account of and for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements of counsel and other advisors) or disbursements of any kind of nature whatsoever with respect to Agent's performance of its duties under this Agreement and the other Loan Documents. Such reimbursement shall not in any respect release Borrower from any liability or obligation. If any indemnity furnished to Agent for any purpose shall, in the opinion of

Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

  8.6 RESIGNATION AND APPOINTMENT OF SUCCESSOR AGENT. Agent may, and at the request of Majority Banks shall, resign by giving thirty (30) days' prior written notice thereof to Banks and Borrower; provided, however, that the retiring Agent shall continue to serve until a successor Agent shall have been selected and approved pursuant to this Section 8.6. Upon any such notice or request, Majority Banks shall appoint a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with Banks and Borrower, a successor Agent from among the Banks. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

  8.7 CONFLICTS. FNBB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as merchant banker in any transaction for, and generally engage in any kind of business with, Borrower and any person who may do business with or own securities of Borrower, all as if FNBB were not Agent and without any duty to account therefor to Banks or to disclose to Banks confidential information which FNBB may receive from Borrower in connection with such other activity or business.

  8.8 NO OBLIGATIONS OF BORROWER. Nothing contained in this Section 8 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Agent of its obligations to Banks under any provision of this Agreement, and Borrower shall have no liability to Agent or any Bank in respect of any failure by Agent or any Bank to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Agent for the account of Banks, Borrower's obligations to Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to Agent in the manner provided by this Agreement.

                                   SECTION IX

                                 MISCELLANEOUS

  9.1 NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission with electronic confirmation of receipt, or when sent by telegraph or overnight courier, addressed to such party at its address indicated below:

  If to Borrower at       1001 Murphy Ranch Road
                          Milpitas, California 95035-7912
                          Telephone:  (408) 321-2000
                          Facsimile:  (408) 321-6522
                          Attention:  Gary A. Wetsel
                                      Chief Financial Officer

  If to Agent at          BANK OF BOSTON
                          435 Tasso Street, Suite 250
                          Palo Alto, California 94301
                          Telephone:  (415) 853-0390
                          Facsimile:  (415) 853-1425
                          Attention:    Maryfrances B. Galligan
                                        Director

                          BANK OF BOSTON
                          100 Federal Street
                          Boston, Massachusetts 02110
                          Telephone:  (617) 434-7349
                          Facsimile:  (617) 434-0819
                          Attention:  Andrea Peabody
                                      Division Executive

  With copies to:         COOLEY GODWARD CASTRO HUDDLESON & TATUM
                          Five Palo Alto Square, 4th Floor
                          Palo Alto, California 94306
                          Telephone:  (415) 843-5000
                          Facsimile:  (415) 857-0663
                          Attention:  Joseph A. Scherer, Esq.

  If to any Bank, at its address specified on the signature pages hereto, or at any other address specified by such party in writing.

  9.2 EXPENSES. Borrower will pay on demand all expenses of Agent in connection with the preparation, waiver or amendment of this Agreement, the Loan Documents or other documents executed in connection therewith, and all expenses of Agent and each of the Banks in connection with the administration, default on or collection of the Loans or other Obligations or administration, default, collection in connection with Agent's or any Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations,and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

  9.3  INDEMNIFICATION.

   (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold each Bank, Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

   (b) SURVIVAL; DEFENSE. The obligations in this Section 9.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 9.3 shall be paid within thirty (30) days after demand.

  9.4  SET-OFF.

   (a) Regardless of the adequacy of other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head offices of Agent, Banks or any of their branch offices to Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by Agent and the Banks against any and all obligations of Borrower to Agent and the Banks or any of their affiliates in such manner as the head offices of the Banks or any of their branch offices in their sole discretion may determine, and Borrower hereby grants Agent and the Banks a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

   (B) Unless otherwise expressly provided herein, all interest, fees and principal payments on the Loans to the Borrower hereunder are to be divided among the Banks in the same proportion as each Bank's pro rata share of the Commitment Amount. Any sums obtained from the Borrower or any Subsidiary by any Bank by reason of the exercise of its rights of set-off or banker's lien or otherwise shall be shared among all the Banks in the same proportion and applied first to Obligations of the Borrower under this Agreement. Nothing in this Section 9.4(b) shall be deemed to require the sharing by the Banks of collections (other than by set-off or banker's lien) with respect to any other Obligations of the Borrower or any Subsidiary to any Bank.

  9.5 TERM OF AGREEMENT. This Agreement shall continue in full force and effect so long as the Banks have any Commitment to make Loans or issue Letters of Credit hereunder or any Loan or Letter of Credit or any Obligation hereunder shall be outstanding.

  9.6 NO WAIVERS. No failure or delay by Agent or the Banks in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

  9.7 GOVERNING LAW. This Agreement and the Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the State of California (without giving effect to any conflicts of laws provisions contained therein).

  9.8 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks, Borrower and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Banks, Borrower and acknowledged by the Agent, do any of the following:

   (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection 7.2(a)) or subject any Bank to any additional obligations;

   (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

   (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

   (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

   (e)   amend this Section 9.8 or Section 9.4(b); or

   (f) discharge any guarantor of the Obligations, or release all or substantially all of any collateral for the Obligations except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Banks only is specifically provided for;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

  9.9 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and the Banks and their respective successors and assigns; provided that Borrower may not assign or transfer its rights or obligations hereunder. The Banks may sell, transfer or grant participations in the Note without the prior written consent of Borrower, and Borrower agrees that, in addition to such rights as a Bank may grant pursuant to Section 9.10 below, any transferee or participant shall be entitled to the benefits of Sections 2.9, 2.10, 2.14, 5.5, 9.3 and 9.4 to the same extent as if such transferee or participant were a Bank hereunder; provided that notwithstanding any such transfer or participation, Borrower may, for all purposes of this Agreement, treat such Banks as the persons entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

  9.10 ASSIGNMENTS, PARTICIPATIONS, ETC.

   (a) Any Bank may, with the written consent of Borrower (at all times other than during the existence of an Event of Default) and

Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more financial institutions (provided that no written consent of Borrower or Agent shall be required in connection with any assignment and delegation by a Bank to an affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000.00 (provided that FNBB may assign and delegate such rights and obligations to any of its affiliates in a minimum amount of $1,000,000.00); provided, however, that (i) Borrower and Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in form and substance acceptable to Agent ("ASSIGNMENT AND ACCEPTANCE") and (C) the assignor Bank or Assignee has paid to Agent Agent's customary fee as agreed to by the assignor Bank, provided that no processing fee shall be charged for any assignment to a Bank or a Bank's affiliate.

   (b) From and after the date that Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

   (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

   (d) Any Bank may at any time sell to one or more commercial banks or other persons not affiliates of Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "ORIGINATING BANK") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would otherwise require unanimous consent of the Banks.

   (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

  9.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

  9.12 PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

  9.13 CAPTIONS. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

  9.14 WAIVER OF JURY TRIAL. AGENT, BANKS AND BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY AGENT, BANKS AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER AGENT NOR BANKS NOR BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  9.15 ENTIRE AGREEMENT. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

BORROWER       OCTEL COMMUNICATIONS CORPORATION



               By:
               Printed Name:
               Title:


AGENT          THE FIRST NATIONAL BANK OF BOSTON



               By:
               Printed Name:
               Title:


BANKS          THE FIRST NATIONAL BANK OF BOSTON



               By:
               Printed Name:
               Title:

               Address for notices:
               Bank of Boston
               435 Tasso Street, Suite 250
               Palo Alto, California 94301
               Telephone:  (415) 853-0568
               Facsimile:  (415) 853-1425
               Attention:  Maryfrances B. Galligan,
                           Director

               Bank of Boston
               100 Federal Street
               Boston, Massachusetts  02110
               Telephone:  (617) 434-7349
               Facsimile:  (617) 434-0819
               Attention:  Andrea Peabody,
                           Division Executive


               BANK OF AMERICA NATIONAL TRUST AND
               SAVINGS ASSOCIATION



               By:
               Printed Name: Stephen L. Parry
               Title: Vice President

               Address for notices:
               Domestic and Offshore Lending Office
               1850 Gateway Boulevard
               Concord, California 94520
               Telephone:  (510) 675-7153
               Facsimile:  (510) 675-7519
               Attention:  Jodie Leopardi

                                   EXHIBIT A

                        OCTEL COMMUNICATIONS CORPORATION

                                PROMISSORY NOTE


U.S.$30,000,000.00                                        Milpitas, California
                                                                 June 30, 1994


  OCTEL COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower"), for value received, hereby unconditionally promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association as agent on behalf of the Banks ("Agent"), in lawful money of the United States of America, the principal amount of Thirty Million Dollars ($30,000,000.00) payable on the dates and in the manner set forth below.

  This Note is the promissory note (the "Note") referred to in that certain Credit Agreement dated as of June 30, 1994 (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), by and among (a) Borrower; (b) FNBB and each other lender whose name is set forth on the signature pages of the Credit Agreement or which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement (collectively, the "Banks"); and (c) Agent. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein.

  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the head office of Agent for the account of the Banks.

  1. PRINCIPAL PAYMENTS. The aggregate outstanding principal amount of all Loans made pursuant to the Credit Agreement shall be due and payable in full on the Final Payment Date.

  2. INTEREST RATE. Borrower promises to pay interest on the sum of the daily unpaid principal balance of all Loans outstanding on each day in lawful money of the United States of America, from the date of this Note until all such principal amounts shall have been indefeasibly repaid in full, which interest shall be payable at the rates per annum and on the dates specified in the Credit Agreement.

  3. APPLICATION OF PAYMENTS; ACCELERATION. Payments on this Note shall be applied in the manner set forth in the Credit Agreement. Without limiting the generality of Section 1 of this Note, provisions in the Credit Agreement for acceleration of the maturity of the principal amount hereof upon the happening of certain stated events and also for prepayments of all or portions of the principal balance thereof prior to the Final Payment Date, on the terms and conditions therein stated, shall supersede provisions to the contrary herein.

  All Loans evidenced by this Note made by the Banks to Borrower pursuant to the Credit Agreement shall be recorded by Agent on its books and records. The failure of Agent to record any Loan or any prepayment or repayment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

  Any principal repayment or interest payment on the Loans not paid when due shall bear interest and be subject to additional charges as follows:

   (a) Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of an Interest Period, 4% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 4% above the Base Rate; and (ii) in all other cases, 4% above the rate then applicable to Base Rate Loans.

   (b) If a payment of principal or interest hereunder is not made within 30 days of its due date, Borrower will also pay on demand a late payment charge equal to 5% of the amount of such payment.

  4. DEFAULT. Borrower's failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within three (3) business days thereafter shall constitute a default under this Note. Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Banks, be immediately due and payable to the Banks, pursuant to the Credit Agreement and applicable law.

  5. WAIVER. Borrower hereby waives diligence, presentment, protest, demand and notice of dishonor, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demands hereunder.

  Borrower promises to pay all reasonable costs and expenses, incurred in the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees, costs and other expenses.

  6. GOVERNING LAW. This Note shall be deemed a contract made under seal and shall be governed by, and construed and enforced in accordance with, the laws of the State of California, (without giving effect to any conflicts of laws provisions contained therein).

  7. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

  IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                     OCTEL COMMUNICATIONS CORPORATION,
                                     a Delaware corporation



                                     By:


                                     Printed Name

                                   EXHIBIT B

                       NOTICE OF BORROWING OR CONVERSION



                                                   ________________, 199_



The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention:  ____________________

RE: CREDIT AGREEMENT DATED AS OF JUNE 30, 1994 (AS THE SAME MAY FROM TIME TO TIME BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED, THE "CREDIT AGREEMENT"), BY AND AMONG (I) OCTEL COMMUNICATIONS CORPORATION ("BORROWER"); (II) THE FIRST NATIONAL BANK OF BOSTON ("FNBB") AND EACH OTHER LENDER WHOSE NAME IS SET FORTH ON THE SIGNATURE PAGES OF THE CREDIT AGREEMENT OR WHICH MAY HEREAFTER EXECUTE AND DELIVER AN INSTRUMENT OF ASSIGNMENT WITH RESPECT TO THE CREDIT AGREEMENT (COLLECTIVELY, THE "BANKS"); AND (III) FNBB AS AGENT ("AGENT")

Ladies and Gentlemen:

Reference is made to the Credit Agreement. The capitalized terms used in this Borrowing Notice which are defined in the Credit Agreement have the same meaning herein as given to them therein.

Borrower and the undersigned authorized officer of Borrower hereby certify that:

    I. All representations and warranties of Borrower stated in Section IV of the Credit Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date;

   II. As of the date hereof, no Default or Event of Default has occurred and is continuing; and

  III. The information set forth on SCHEDULE 1 hereto, which Schedule is incorporated herein by this reference, is true and correct.

The First National Bank of Boston, as Agent
Page 2


  IN WITNESS WHEREOF, this Notice of Borrowing or Conversion is executed by the undersigned this ____ day of ____________, 199_.


                                         OCTEL COMMUNICATIONS CORPORATION,
                                         a Delaware corporation



                                         By:

                                         Printed Name:

                                         Title:


ACCEPTED AND APPROVED:

THE FIRST NATIONAL BANK OF BOSTON,
as Agent


By:

Printed Name:

Title:

Date:

                                  SCHEDULE 1
                                      TO
                      NOTICE OF BORROWING OR CONVERSION

                         DATED ________________, 199_


LOANS
1.       Current principal amount of
         Loans outstanding under the Credit Agreement.                                $
                                                                                       -----------

2.       Current principal amount undrawn under
         outstanding Letters of Credit under
         the Credit Agreement.                                                        $
                                                                                       -----------

3.       Amount available for borrowing: ($30,000,000
         minus Line 1 minus Line 2)                                                   $
                                                                                       ----------

         a.      Principal amount of Loan requested for
                 this advance (must not be greater than
                 Line 3).                                                             $
                                                                                       -----------

         b.      Requested Funding Date.
                                                                 -------------

         c.      Requested Rate (LIBOR Loan[ ]
                 or Base Rate Loan[ ])
                                                                 -------------

         d.      If LIBOR Loan, Interest Period
                 requested
                                                                 -------------

         e.      Principal amount of Loans outstanding plus
                 principal amount undrawn under Letters of
                 Credit outstanding after giving effect to this advance               $
                                                                                       -----------

                                  EXHIBIT C

                       OCTEL COMMUNICATIONS CORPORATION

                      REPORT OF CHIEF FINANCIAL OFFICER


         OCTEL COMMUNICATIONS CORPORATION (the "Company") hereby certifies that:

         This Report of Chief Financial Officer (the "Report") is furnished pursuant to Section 5.1(c) of the Credit Agreement (the "Credit Agreement") dated as of June 30, 1994 by and between the Company and The First National Bank of Boston ("FNBB"), and the other Banks party thereto (collectively, "Banks") and FNBB as agent for Banks (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Credit Agreement.

         As required by Section 5.1(a) and (b) of the Credit Agreement, consolidated and consolidating financial statements of the Company and its Subsidiaries for the [year/quarter] ended _______________, 19____ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the consolidated and consolidating results of operations of the Company and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments in the case of quarterly statements).

         The figures set forth in SCHEDULE A hereto for determining compliance by the Company with the financial covenants contained in the Credit Agreement are true and complete as of the date hereof.

         The activities of the Company and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

         WITNESS my hand this _______________ day of _______________, 19___.

                                                OCTEL COMMUNICATIONS CORPORATION


                                                By:
                                                Title:



* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto.

                                                                      SCHEDULE A
                                                                      TO
                                                                      EXHIBIT C

                              FINANCIAL COVENANTS

QUICK RATIO (SECTION 5.7(A))

REQUIRED:                                                                                    1.25:1.00
                                                                                             ---------

ACTUAL:

      (i)        Sum of cash, short term Qualified Investment
                 and accounts receivable                                                       $

     (ii)        Consolidated Current Liabilities                                                   $

    (iii)        To the extent not included in Line (ii),
                 the principal amount of Loans and the principal
                 amount undrawn under Letters of Credit outstanding                                 $

     (iv)        Line (ii) plus Line (iii)                                                          $

      (v)        Quick Ratio:  Line (i) divided by Line (iv)                                      :1.00
                                                                                                   -----


PROFITABILITY (SECTION 5.7(B))

(a)      REQUIRED:      No operating or net loss in any two consecutive quarters.

(b)      REQUIRED:      No operating or net loss in any quarter > 5% of Consolidated Tangible Net
                        Worth as of the end of such quarter from above.

         ACTUAL:*


                 Consolidated net income at       [prior quarter end]               $
                                            -----
                 Consolidated net income at       [most recent quarter end]         $
                                            -----

                 Consolidated operating income at       [prior quarter end]         $
                                                  -----
                 Consolidated operating income at       [most recent quarter end]   $
                                                  -----


LEVERAGE RATIO (SECTION 5.7(C))

__________________________________

* Excluded are those restructuring charges up to $30,000,000 which are directly attributable to the merger under the VMX Merger Agreement.

REQUIRED:                                                                        Not to exceed 0.75:1.00
                                                                                 -----------------------

ACTUAL:

      (i)        CONSOLIDATED TOTAL LIABILITIES                                                               $
                 (including the undrawn amount of all outstanding
                 Letters of Credit)

     (ii)        CONSOLIDATED TANGIBLE NET WORTH                                             $

    (iii)        LEVERAGE RATIO:  Line (i) divided by Line (ii)                                          ---
                                                                                                       :1.00
                                                                                                       ------



CONSOLIDATED TANGIBLE NET WORTH (SECTION 5.7(D))

REQUIRED:
     (i)         BEGINNING BALANCE                                                                $231,000,000

     (ii)        PLUS:  80% of consolidated
                 quarterly net income (after
                 taxes) for each fiscal quarter
                 after June 30, 1994 in which net
                 income shall be positive                                                        $

   (iii)         PLUS:  100% of net cash proceeds
                 from sale of equity securities
                 after June 30, 1994                                                              $

     (iv)        MINUS:  100% of the cost of
                 repurchases by Borrower of its
                 capital stock after June 30, 1994
                 in an aggregate amount of up to
                 $40,000,00                                                                       $

     (v)         MINUS:  50% of the cost of
                 repurchases by Borrower of its
                 capital stock after June 30, 1994
                 in excess of $40,000,000 but less
                 than $60,000,000                                                                 $

     (vi)        REQUIRED AMOUNT:                                                                 $

ACTUAL:
      (i)        CONSOLIDATED TOTAL ASSETS OF COMPANY                                             $

     (ii)        LESS:  excluded items**                                                   $(       )

    (iii)        LESS:  Consolidated Total Liabilities                                             $0

     (iv)        CONSOLIDATED TANGIBLE NET WORTH:                                          $


         WITNESS my hand this ________________ day of ________________, 19__.

                                        OCTEL COMMUNICATIONS CORPORATION



                                        By:

                                        Title:





__________________________________

**       Excluded items are:  (a) goodwill, (b)  book value, net of any reserves, of intangible assets, including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses, except prepaid expenses, (c) reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statement and (e) value of minority interests in Subsidiaries.

                                   EXHIBIT D

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                              650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 415-493-9300 FACSIMILE 415-439-6811

                              JOHN ARNOT WILSON
                                  OF COUNSEL


                                August 29, 1994


The First National Bank of Boston,
 as Agent
100 Federal Street
Boston, Massachusetts 02110

         and

The Banks Listed on Annex A hereto


     Re: Credit Agreement, dated as of June 30, 1994, among Octel Communications Corporation, the
             Banks named therein, and The First National
             Bank of Boston, as Agent for the Banks

Ladies and Gentlemen:

        We have acted as special counsel to Octel Communications Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery of that certain Credit Agreement, dated as of June 30, 1994 (the "Credit Agreement"), among the Company, the Banks named therein and The First National Bank of Boston, as Agent for the Banks. Capitalized terms used herein which are not defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein. This opinion is being furnished to you pursuant to Section 3.1(g) of the Credit Agreement.

        In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

        (a)     the Credit Agreement;

        (b) a letter agreement, dated as of the date hereof, by and between the Company and the Agent with respect to certain fees payable in connection with the Credit Agreement (the "Fee Letter");

        (c) the Note of the Company, dated as of June 30, 1994, executed in favor of The First National Bank of Boston, as Agent (the "Note");

        (d) a certificate of the Secretary of the Company, dated as of the date hereof, executed and delivered to you pursuant to Section 3.1(b) of the Credit Agreement, as to, among other things: (i) the incumbency and signature of certain officers of the Company; (ii) the Certificate of Incorporation of the Company; (iii) the bylaws of the Company; and (iv) the adoption of certain resolutions by the directors of the Company.

        (e) records of the proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion;

        (f) a copy of the Certificate of Incorporation of the Company, certified as of August 4, 1994, by the Secretary of State of the State of Delaware;

        (g) (i) a certificate of the Secretary of State of the State of Delaware, dated August 4, 1994, with respect to the corporate and tax good standing of the Company as a corporation incorporated under the laws of the State of Delaware; (ii) a certificate of the Secretary of State of the State of California, dated August 4, 1994, with respect to the standing of the Company as a foreign corporation qualified to do business in the State of California; (iii) and a certificate of the Franchise Tax Board of the State of California, dated as of August 4, 1994, as to the tax status of the Company in the State of California;

        (h) the records of actions by the Company's board of directors, committees thereof and shareholders since January 1, 1992, as set forth in the minute books of the Company;

        (i) certificates of certain officers of the Company as to certain factual matters (copies of which have been delivered to the Banks);

        (j) the other documents delivered by the Company to the Banks on the date hereof in connection with the closing of the transactions covered hereby; and

        (k) each of the documents and agreements listed on Annex B hereto (the "Reviewed Agreements") which the Company has certified to us constitute all the documents listed as exhibits to the Company's most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q pursuant to the requirements of clause (10) of Item 601(b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect) and all of the documents which would be required to be listed as exhibits pursuant to the requirements of clause (10) of Item 601(b) of Regulation S-K as exhibits to an Annual Report on Form 10-K or Quarterly Report on Form 10-Q of the Company if such report were filed as of the date hereof (other than those which have expired, terminated or are otherwise no longer in effect).

        With respect to any documents submitted for our review we have assumed that all signatures are genuine, all documents submitted as originals are authentic, all documents submitted as copies conform to the original documents and that all documents, books and records made available to us by the Company are accurate and complete. The Credit Agreement, the Fee Letter and the Note are sometimes referred to herein as the "Transaction Documents."

        We have also relied upon and obtained from public officials and officers and representatives of the Company such other certificates and assurances as we consider necessary for the purposes of rendering this opinion. With respect to certain matters of fact we have relied upon, with your permission, the representations and warranties of the Company set forth in the Credit Agreement (but only to the extent they relate to factual matters), the Certificate of the Secretary of the Company referenced in paragraph (d) above and the certificates of certain officers of the Company referred to in paragraph (i) above.

        As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of the Company in connection with the Transaction Documents no information has come to the attention of the attorneys of our firm involved in this engagement or any of the other attorneys of our firm listed on Annex C hereto (which includes the primary attorneys currently performing services on behalf of the Company) which would give them actual knowledge of the existence or absence of such facts; however, except to the extent expressly set forth herein, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.
No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Company.

        On the basis of the foregoing and in reliance thereon, and based upon examination of questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that in our opinion:

        1. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own or hold under lease its properties. The

                Company is a corporation duly qualified to do   business and in
                good standing as a foreign corporation in the State of California.

        2. The Company has the requisite corporate power and authority to enter into the Transaction Documents and to carry on its business as now conducted and to carry out the transactions contemplated thereby.

        3. The execution and delivery by the Company, and the performance by the Company of its obligations under each of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action by the Company.

        4. Each of the Transaction Documents to which Company is a party has been duly executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        5. The execution and delivery of each of the Transaction Documents, the borrowings of Loans in accordance with the Credit Agreement, repayment of any such Loans by the Company and the undertaking of the covenants set forth in the Credit Agreement do not (a) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws of the Company,
                (b) violate any provision of any law, rule or regulation, or
                (c) result in a breach of, constitute an event of default under, constitute an event which, with the passage of time, giving of notice or both would constitute an event of default under, or permit the acceleration of any obligation owed under any Reviewed Agreement.

        6.      No governmental consents, approvals,
                authorizations, registrations, declarations or filings are required to be made or obtained by the Company (on its behalf) for the due authorization, execution and delivery by the Company of the Transaction Documents, the borrowing of Loans in accordance with the Credit Agreement or the repayment of any such Loans by the Company.

        7. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        8. Except as set forth on the Disclosure Letter to the Credit Agreement, to our knowledge, there is no litigation, proceeding or investigation pending or overtly threatened in writing against Company or any Subsidiary which we believe is reasonably likely to have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

        The opinions set forth above are subject to the following exceptions, qualifications and limitations:

        A. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the state of Delaware and the federal laws of the United States, as such are in effect on the date hereof. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of the official statutes of Delaware.

        B. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

        C. We express no opinion (i) regarding the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or for violations or breaches of any provisions the enforcement of which a court determines would be unreasonable under the then existing circumstances, (ii) regarding the rights or remedies available to any party insofar as such party may take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Transaction Documents, (iii) as to the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law, (iv) regarding the enforceability of any provision deemed to be "unconscionable" within the meaning of Section 1670.5 of the California Civil Code, or (v) regarding the enforceability of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure.

        D. We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Transaction Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision of any Transaction Documents insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions regarding the Banks' ability to collect attorneys' fees and costs in an action involving the Transaction Documents, if the Banks are not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), (iv) any provisions of any Transaction Documents imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy, (v) any rights of set-off, or (vi) any provision of the Transaction Documents to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact, or any provision of the Transaction Documents, insofar as it provides that notice is not actually received may be binding on any party.

        E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vague or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Transaction Documents) relating to the rights of the Company or duties owing to them existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, or (iii) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period.

        F. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Transaction Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        G. We express no opinion as to any provision of the Transaction Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        H. We have assumed that there are no agreements or understandings between or among the Company, a Bank, the Agent or third parties which would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder and that the Transaction Documents correctly and completely set forth the intent of all parties thereto.

        I.      We have assumed that all parties to the
                Transaction Documents (other than the Company) have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

        J. We have assumed that the Credit Agreement has been duly authorized, executed and delivered by the Agent and each of the Banks and that the Agent and each of the Banks have full power, authority and legal right to enter into and perform the terms and conditions of the Credit Agreement on their parts to be performed and that the Credit Agreement constitutes legal, valid and binding obligations of the Agent and each of the Banks, enforceable against them in accordance with its terms.

        K. We express no opinion as to the applicability or effect of compliance or non-compliance by the Banks with any state, federal or other laws applicable to the Banks or to the transactions contemplated by the Transaction Documents because of the nature of their business, including their legal or regulatory status.

        L. We have assumed that each Bank is either (i) a "Bank" as defined in and operating under that certain act known as the "Bank Act" approved March 1, 1909, as amended, (ii) a bank created and operating under and pursuant to the laws of the State of California or of the United States or (iii) a foreign bank complying with the criteria set forth in Section 1716 of the California Financial Code, as amended, and that the Banks are therefore exempt from the restrictions of Section 1 of Article XV of the California Constitution and related statutes relating to rates of interest upon the loan of money.

        M. We express no opinion regarding compliance or non-compliance (or the effect thereof) with applicable anti-fraud provisions of federal or state securities laws, or with respect to the "Blue Sky" laws of any state other than the State of California.

        N. Our opinions set forth in paragraph 1 as to valid existence, due qualification and good standing are based solely on the certificates referenced in paragraph (g) above (copies of which have been furnished to you).

        O. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on the Banks' rights under the Transaction Documents of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

        P. Our opinions in clause (b) of paragraph 5 above are intended to express our opinion that the execution, delivery and performance by the Company of the Transaction Documents are neither prohibited by, nor do they subject the Company to a fine, penalty or similar sanction that would be materially adverse to the Company under any law, rule or regulation of the State of California or federal law that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Company and the transactions contemplated by the Transaction Documents; accordingly, our opinions set forth above are limited to the foregoing.

        This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Credit Agreement and is solely for your benefit, and this opinion may not be quoted to or relied upon by any person other than you, except that (i) this opinion may be disclosed to bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure and (ii) this opinion may be disclosed to and relied upon by Assignees if the assignments relating thereto are permitted under and made in accordance with the Credit Agreement; provided that in no event does this opinion extend to any issue or matter related to any such assignment or arising from or out of any such assignment (as distinct from the subject transaction).

                                         Very truly yours,

                                         WILSON, SONSINI, GOODRICH & ROSATI
                                         Professional Corporation




                                          /s/ WILSON, SONSINI, GOODRICH & ROSATI

                                   ANNEX A


   The First National Bank of Boston
   Bank of America National Trust and Savings Association

                                   ANNEX B

                             REVIEWED AGREEMENTS


        1.       Equity Option Contract, dated October 21,
                 1992, between  Goldman Sachs & Co. and the Company.


        2. Master Agreement for Equity and Index Options, dated July 28, 1994, between Swiss Bank Corporation and the Company.

        3. Lease dated September 17, 1985 for facilities located at 890 Tasman Drive (1390 McCarthy Blvd.), Milpitas, California, as amended by Amendment No. 1, dated February 13, 1986; Amendment No. 2, dated August 20, 1986; and Amendment No. 3, dated December 22, 1986.

        4. Sublease dated November 24, 1987 for facilities located at 850 Tasman Drive, Milpitas, California.

        5. Lease dated January 12, 1989 for facilities located at 1401 McCarthy Blvd., Milpitas, California.

        6. Lease dated January 12, 1989 for facilities located at 700 Tasman Drive, Milpitas, California.

        7. Lease dated January 12, 1989 for facilities located at 520 Alder Drive, Milpitas, California.

        8. Sublease dated June 28, 1989 for facilities located at 800 Tasman Drive, Milpitas, California.

        9.       Interface License Agreement (IMS-Link Interface) dated
                 December 2, 1983 between Northern Telecom Inc. and the Company.

       10. Interface License Agreement (Digital Set Interface) dated March 16, 1990 between Northern Telecom Inc. and the Company.

       11. License Agreement dated February 1, 1989 between Mitel Corporation and the Company.

       12. License Agreement dated August 1, 1990 between ROLM Systems and the Company.

       13. Form of Indemnification Agreement as entered into by the Company with its directors and officers.

       14. Amended and Restated Registration Rights Agreement dated March 12, 1987 between the Company and the holders of Series A, Series B, Series C and Series D Preferred

                Stock, as amended by the form of Amendment of Registration Rights Agreement with respect to Initial Public Offering.

       15.      Common Stock Purchase Agreement between the
                Company and Hewlett-Packard Company dated as of August 10, 1988 (including a Registration Rights Agreement between the parties attached thereto as Exhibit A).

       16. Amendment to Common Stock Purchase Agreement dated as of October 1, 1990 between the Company and Hewlett-Packard Company.

       17.      Common Shares Rights Agreement dated as of
                July 25, 1990 between the Company and Bank of America NT & SA.

       18. Employment agreement between the Company and Robert Cohn effective October 6, 1990.

       19. Employment agreement between the Company and Douglas Chance dated October 13, 1990.

       20. Memorandum regarding and promissory note for loan to Douglas Chance dated November 9, 1990.

                                   ANNEX C


                              Deborah C. Aikins
                                Mark E. Bonham
                             Christopher F. Boyd
                              Susan A. Creighton
                              Robert P. Feldman
                              Donna M. Petkanics
                               Barry E. Taylor

                                   SCHEDULE 1

                               COMMITMENT AMOUNT



                           BANK                               COMMITMENT
                           ----                               ----------

    First National Bank of Boston                           $20,000,000.00

    Bank of America National Trust and Savings Association  $10,000,000.00


                                SCHEDULE 4.12

            OFFICERS AND BOARD OF DIRECTORS OF OCTEL SUBSIDIARIES

 1.   Octel Communications Limited (Incorporated: UK)                                       Registered: November 9, 1990
      -----------------------------------------------                                       Ownership: 100%

      AKA: Octel Communications Europe                        Officers:                     Directors:
      Octel House, Ancells Road                               --------                      ---------
      Fleet                                                   Gary Wetsel, Pres.            Gary Wetsel, Chairman
      Hampshire, GU13 8UN                                     Derek Daley, Secretary        Robert Cohn, Director
                                                                                            Kim Fennell, Director


 2.   Octel Communications S.A. (Incorporated: France)                                      Incorporated: October 18, 1991
      -------------------------                                                             Ownership: 100%

      28 R. Jacques Ibert,                                    Officers:                     Directors:
      75017, Paris France                                     --------                      ---------
                                                              Francois Brandon, Pres.       Kim Fennell, Chairman
                                                              Derek Daley, Secretary        Francois Brandon, Director
                                                                                            Robert Cohn, Director
                                                                                            Gary Wetsel, Director

 3.   Octel Communications Canada Inc. (Incorp. Canada)                                     Incorporated: March 7, 1990
      --------------------------------                                                      Ownership: 100%

      1500-1075 West Georgia St.                              Officers:                     Directors:
      Vancouver, British Columbia, Canada                     --------                      ---------
                                                              Gary Wetsel, Pres.            Gary Wetsel, Chairman
                                                              Derek Daley, Secretary        Kim Fennell, Director
                                                              James Engle, Treasurer

 4.   Octel Communications (Israel) Ltd. (Incorp. Israel)                                   Acquired: July 1, 1991
      ---------------------------------                                                     Incorporated: Nov. 15, 1985
                                                                                            Ownership: 100%

      16 Derech Ha'atzmaut,                                   Officers:                     Directors:
      Yehud 56304, Israel                                     --------                      ---------
                                                              Derek Daley, Secretary        Avi Cohen, Director
                                                                                            Gary Wetsel, Director
                                                                                            Derek Daley, Director

 5.   Octel Communications Int'l Corporation  (Incorporated U.S. Virgin Islands)            Incorporated: March 30, 1988
      --------------------------------------                                                Ownership: 100%

      5 Kronprindsens Gade                                    Officers:                     Directors:
      P.O. Box 8560                                           --------                      ---------
      Charlotte Amalie, St. Thomas                            Gary Wetsel, Pres.            Gary Wetsel, Director
      U.S. Virgin Islands 00801                               Herzel Ashkenazi, VP          Derek Daley, Director
                                                              Derek Daley, Secretary        James Engle, Director
                                                              James Engle, Treasurer        Catherine Sitting, Director
                                                                                            Bonnie Love, Director
                                                                                            (C. Sargent Altrn)

 6.   Compass Technology, Inc. (Incorporated: Florida)                                      Acquired: August 12, 1992
      ------------------------                                                              Incorporated: January 25, 1989
                                                                                            Ownership: 100%

      Live Oak Office Center                                  Officers:                     Directors:
      2201 Cantu Court, #116                                  --------                      ---------
      Sarasota, Florida 34232                                 Randy Savell, Exec. VP        Gary Wetsel
                                                              Robert Freedman, VP
                                                              Derek Daley, Secretary
                                                              James Engle, Treasurer
 7.   Tigon Corporation (Incorporated: Texas)
      -----------------

      17080 Dallas Parkway                                    Officers:                     Directors:
      Dallas, TX 75248-1986                                   --------                      ---------
                                                              Bruce D. Simpson, Pres.       Gary Wetsel
                                                              Carl F. Schoenberger, VP      Bruce D. Simpson
                                                              Barbara Echols, VP
                                                              Freddie Carroll, VP
                                                              Derek Daley, Secretary
                                                              James Engle, Treasurer

 8.   Octel Communications K.K. (Incorp. Japan)                                             Recorded: September 13, 1993
      -------------------------
      Aoyama Bldg.,                                           Officers:                     Representative Directors:
      2-3 Kita-aoyama 1-chome                                 --------                      ------------------------
      Minato-ku, Tokyo                                        Not Applicable                Gary Wetsel
                                                                                            Derek Daley
                                                              Statutory Auditor:            Michael West
                                                              -----------------             Bruce MacLennan
                                                              Herzel Ashkenzai

  9.  Octel Communications Pacific, Ltd. (Inc. Hong Kong)                                   Incorporated: February 22, 1994
      ---------------------------------

      35th Floor, Central Plaza                               Officers:                     Directors:
      18 Harbor Road                                          --------                      ---------
      Wanchai, Hong Kong                                      Not Applicable                Gary Wetsel - Chairman of the
                                                                                            Board
                                                                                            Derek Daley
                                                                                            Mike West

10.   VMX, INC. (Incorp. Delaware)                                                          Acquired: March 13, 1994
      ---------                                                                             --------

      2115 O'Nel Drive                                        Officers:                     Director:
      San Jose, CA 95131-2032                                 --------                      --------
                                                              Patrick S. Howard, Pres.      Robert Cohn
                                                              David J. Ladd, Exec. VP
                                                              John Niedermaier, VP,
                                                              Controller
                                                              Raymond V. Glynn, Exec. VP
                                                              Edward J. Mattiuz, Exec. VP
                                                              Charlie Singmaster, VP
                                                              Bruce C. Pollock, Exec. VP,
                                                              CFO & Secretary
                                                              Linda Speer, Assistant
                                                              Secretary

                       OCTEL COMMUNICATIONS CORPORATION
                               CREDIT AGREEMENT
                                JUNE 30, 1994


SCHEDULE 6.1 - INDEBTEDNESS

        Indebtedness secured by Encumbrances permitted under Section 6.4 of the Credit Agreement (other than Encumbrances referenced in clause (k) of such Section 6.4).

                       OCTEL COMMUNICATIONS CORPORATION
                               CREDIT AGREEMENT
                                JUNE 30, 1994


SCHEDULE 6.2 - GUARANTEES

                                                                                       Amount
         Subsidiary                            Description                            (in US$)
         ----------                            -----------                           -----------
Octel Communications Ltd. (U.K.)  Building Lease                                     $ 1,250,514
Tigon Corporation                 Tokai Financial - Equipment Leases (Masterlease)   $ 3,000,000(B)
Tigon Corporation                 Real Estate Lease                                  $ 1,096,000
Compass Technology, Inc.          IBM Credit Corporation                             $   125,000
VMX, Inc.                         Bank of America (former) Line of Credit Guarantee  $ 5,000,000(A)
                                                                                     -----------
                                                                                     $10,471,514
                                                                                     ===========

Notes:
(A) Will be incorporated in this new Credit Agreement with the Banks, as defined. Supports outstanding Letters of Credit for VMX, Inc. at Bank of America.

(B)      Lease Amount outstanding at June 30, 1994 is $1,294,891.

                       OCTEL COMMUNICATIONS CORPORATION
                               CREDIT AGREEMENT
                                JUNE 30, 1994


SCHEDULE 6.4 - ENCUMBRANCES

                                                                                  Amount
     Subsidiary                  Lien Holder                   Collateral       (In U.S.$)
     ----------                  -----------                   ----------       ----------
 Tigon Corporation          Tokai Financial - (Masterlease)     Equipment       $1,294,891
 Compass Technology, Inc.   West Coast Bank, Sarasota, FL       Equipment       $   49,532
                                                                                ----------
                                                                                $1,344,423
                                                                                ==========

                       OCTEL COMMUNICATIONS CORPORATION
                               CREDIT AGREEMENT
                                JUNE 30, 1994


SCHEDULE 6.9 - INVESTMENTS

                                                   Amortized Cost
                                                       Basis
          Description                                (In U.S.$)
          -----------                              --------------
 Per Detailed Schedule Attached                      $70,400,755
                                                     ===========

OCTEL COMMUNICATIONS CORPORATION
ANALYSIS OF CASH AND INVESTMENTS - <> 90 DAYS MATURITY
30-JUN-94

Payden & Rygel
Weiss, Peck, and Greer




                                                                    Face Amount/        Cost           Accrued
                                          Settlement      Due        Number of      (principal)       Interest
              Account 6005                   Date         Date         Units           (only)
              Account 1068                                               Z               A                B
 Cash & Cash Equivalents
 FHLMC DISC NY                             06/08/94     08/30/94      1,040,000     1,029,955.91       2,694.76
 US TBILL                                  06/30/94     09/22/94         35,000        34,665.17           3.99

 Total Cash & Cash Equivalents                                        1,075,000     1,064,621.08       2,698.75


 AL ST SCHL REV BD                         01/28/93     01/01/94      3,000,000     3,015,090.00      18,500.00
 CA MARIN CNTY TRANS                       08/23/93     07/06/94      1,000,000     1,001,150.00      29,500.00
 VA ARLINGTON BANS                         02/04/93     08/01/94      2,000,000     2,013,300.00      30,000.00
 FIRST ALABAMA BA                          02/15/94     08/10/94      1,000,000       982,400.00      13,600.00
 VA ST HDA MPT 7/17                        08/31/93     08/10/94      3,000,000     3,001,350.00      76,250.00
 CA SAC CTY USD TRANS                      08/19/93     08/11/94      1,000,000     1,006,160.00      31,111.11
 WA STATE GO BD                            09/29/93     10/01/94      3,000,000     3,024,030.00      27,000.00
 VT SAC ED LN REV                          12/15/93     10/04/94      1,000,000     1,000,000.00       1,400.00
 US TBILL 912794L93                        04/26/94     11/17/94        930,000       907,934.87           0.00
 NC WAKE CNTY GO BD                        03/29/93     04/01/95      4,000,000     4,073,160.00      42,000.00
 OR KLLMTH MPUT5/23ETM                     05/02/94     05/02/95      2,500,000     2,500,000.00      15,364.58
 US TNOTE 912827F31                        04/11/94     05/15/95        950,000       960,205.07       7,128.00

    Short-Term Subtotals                                             23,380,000    23,484,779.94     291,853.69

 KC MISS AIRPORT REV                       08/18/93     09/01/95      1,200,000     1,210,531.00      19,600.00
 FL JACK EL AU 12/S10                      08/24/93     10/01/95      2,000,000     2,000,000.00      17,250.00
 US TNOTE 912827M58                        04/05/94     10/31/95      1,670,000     1,643,123.44      10,903.00
 CONN STATE SPL TAX OBL                    08/10/93     11/01/95        500,000       548,030.00       7,417.00
 US TNOTE 912827M90                        12/14/93     11/30/95      1,825,000     1,812,659.88       6,570.00
 NE OMAHA PPD ETM BD                       04/15/94     02/01/96      2,000,000     2,026,960.00      41,666.67
 TX FR Worth GO BD                         01/14/94     03/01/96      2,050,000     2,149,384.00      39,291.67
 U.S. TREASURY NOTE                        04/16/93     04/30/96      1,595,000     1,744,531.25      20,490.12
 OH ST HWY SER T GO                        06/30/94     05/15/96      1,000,000     1,013,010.00       4,000.00
 BRAZOS TX EDUC AUTH                       08/24/93     06/01/96      1,000,000     1,000,000.00       3,750.00

    Subtotals                                                        14,840,000    15,148,229.57     170,938.46

 AMT-LA PFA SER92A-2                       06/08/94     09/01/96      2,000,000     2,030,040.00      35,333.33
 KY ST HI EDUC LOAN                        04/20/94     12/01/96      1,000,000     1,027,830.00       5,042.00
 CHI IL OHARE INTL AIRPORT                 08/24/93     01/01/97      1,250,000     1,265,387.50      29,375.00

OCTEL COMMUNICATIONS CORPORATION
ANALYSIS OF CASH AND INVESTMENTS - <> 90 DAYS MATURITY
30-JUN-94

Payden & Rygel
Weiss, Peck, and Greer



                                                                               Unrealized      Difference
                                                 Book            Market          Gain or         Between
                                                 Value           Value           (Loss)        Face & Cost
              Account 6005                       (A+B)                            (A-D)          (A-Z)
              Account 1068                         C               D                E
 Cash & Cash Equivalents                        24,236.62
 FHLMC DISC NY                               1,032,650.67     1,029,678.57        (277.34)      10,044.09
 US TBILL                                       34,669.16        34,653.01         (12.16)         344.83
                                                                                                     0.00
 Total Cash & Cash Equivalents               1,091,556.45     1,064,331.58        (289.50)      10,378.92
                                                                                                     0.00
                                                                                                     0.00
 AL ST SCHL REV BD                           3,033,590.00     3,007,110.00      (7,980.00)     (15,090.00)
 CA MARIN CNTY TRANS                         1,030,650.00       999,970.00      (1,180.00)      (1,150.00)
 VA ARLINGTON BANS                           2,043,300.00     2,001,100.00     (12,200.00)     (13,300.00)
 FIRST ALABAMA BA                              996,000.00       981,311.11      (1,088.89)      17,600.00
 VA ST HDA MPT 7/17                          3,077,600.00     3,000,060.00      (1,290.00)      (1,350.00)
 CA SAC CTY USD TRANS                        1,037,271.11     1,000,540.00      (5,620.00)      (6,160.00)
 WA STATE GO BD                              3,051,030.00     3,002,070.00     (21,960.00)     (24,030.00)
 VT SAC ED LN REV                            1,001,400.00     1,000,000.00           0.00            0.00
 US TBILL 912794L93                            907,934.87       913,688.00       5,753.13       22,065.13
 NC WAKE CNTY GO BD                          4,115,160.00     4,019,000.00     (54,160.00)     (73,160.00)
 OR KLLMTH MPUT5/23ETM                       2,515,364.58     2,502,000.00       2,000.00            0.00
 US TNOTE 912827F31                            967,333.07       960,205.00          (0.07)     (10,205.07)

    Short-Term Subtotals                    23,776,633.63    23,387,054.11     (97,725.83)    (104,779.94)

 KC MISS AIRPORT REV                         1,230,131.00     1,203,432.00      (7,099.00)     (10,531.00)
 FL JACK EL AU 12/S10                        2,017,250.00     1,984,600.00     (15,400.00)           0.00
 US TNOTE 912827M58                          1,654,026.44     1,629,820.00     (13,303.44)      26,876.56
 CONN STATE SPL TAX OBL                        555,447.00       524,285.00     (23,745.00)     (48,030.00)
 US TNOTE 912827M90                          1,819,229.88     1,787,077.00     (25,582.88)      12,340.12
 NE OMAHA PPD ETM BD                         2,068,626.67     2,025,760.00      (1,200.00)     (26,960.00)
 TX FR Worth GO BD                           2,188,675.67     2,088,089.00     (61,295.00)     (99,384.00)
 U.S. TREASURY NOTE                          1,765,021.37     1,635,871.88    (108,659.37)    (149,531.25)
 OH ST HWY SER T GO                          1,017,010.00     1,009,610.00      (3,400.00)     (13,010.00)
 BRAZOS TX EDUC AUTH                         1,003,750.00       992,350.00      (7,650.00)           0.00

    Subtotals                               15,319,168.03    14,880,894.88    (267,334.69)    (308,229.57)

 AMT-LA PFA SER92A-2                         2,065,373.33     2,021,500.00      (8,540.00)     (30,040.00)
 KY ST HI EDUC LOAN                          1,032,872.00     1,025,970.00      (1,860.00)     (27,830.00)
 CHI IL OHARE INTL AIRPORT                   1,294,762.50     1,251,450.00     (13,937.50)     (15,387.50)

OCTEL COMMUNICATIONS CORPORATION
ANALYSIS OF CASH AND INVESTMENTS - <> 90 DAYS MATURITY
30-JUN-94

Payden & Rygel
Weiss, Peck, and Greer



                                                                    Face Amount/        Cost
                                          Settlement      Due        Number of      (principal)        Accrued
              Account 6005                   Date         Date         Units           (only)         Interest
              Account 1068                                               Z               A                B
 AMES,IW ELEC REVENUE                      01/18/94     01/01/97      1,270,000     1,306,106.10      38,100.00
 OHIO STATE BLDG AUTH                      08/05/93     04/01/97        500,000       559,775.00      10,500.00
 ILL ST S/T REV BD                         02/10/94     06/15/97      2,500,000     2,574,225.00      51,875.00
 PHOENIX AZ STREE HIIWAAY                  08/23/93     07/01/97        500,000       527,750.00      18,000.00
 DE ST GO SER C BD                         08/31/93     07/01/97      3,250,000     3,324,457.50      73,125.00
 AIASKA GEN OBL BONDS                      11/02/93     08/01/97        750,000       756,007.50      18,125.00
 AUSTIN TX LTD TAX                         10/29/93     09/01/97        905,000     1,004,061.30      21,117.00
 MINNEAPOLIS MN                            09/29/93     10/01/97        250,000       255,800.00       4,531.00
 NEB HI EDUC LOAN PROG                     03/29/94     12/01/97        875,000       892,386.00       4,229.00
 ALTOONA PA SCH DIST                       05/11/94     06/15/98        410,000       453,393.95       1,822.00
 MA ST HOUS FINANCE AG                     04/29/94     08/01/98        100,000       105,110.00       3,292.00
 TEXAS STATE VET LAND                      06/29/94     12/01/98      1,000,000     1,047,390.00       8,000.00
 CO SUD 3A VRDDN/SLMA                      04/14/94     07/01/99      1,500,000     1,500,000.00       2,942.47
 MI HSP 591 VRDN/DOMR                      04/14/94     06/01/01        900,000       900,000.00       1,728.49
 US Treasury Note                          09/28/93     08/15/03      2,565,000     2,659,584.38      55,409.67
 PENN STGEN OBL SER3                       08/13/93     04/15/05      1,000,000     1,124,070.00      18,367.00
 NJ ECONOMIC DEV AUTH                      08/19/93     04/15/05      1,000,000     1,124,470.00      89,118.00
 MASS STATE HEALTH EDUC                    07/30/93     07/01/11        500,000       566,480.00      24,375.00
 OHIO ST AIR QUALITY DEV                   05/02/94     05/01/18        500,000       500,000.00       3,904.00
 LA DESOTO VRDN/SWIS                       05/17/94     07/01/18      3,100,000     3,100,000.00       6,081.10
 AMMT-IL DFA VRDN/SWS                      04/14/94     12/15/19      1,400,000     1,400,000.00       2,918.90
                                                                                            0.00
    Subtotals                                                        29,025,000       30,004,324        527,311

 Totals                                                              68,320,000       69,701,955        992,802

OCTEL COMMUNICATIONS CORPORATION
ANALYSIS OF CASH AND INVESTMENTS - <> 90 DAYS MATURITY
30-JUN-94

Payden & Rygel
Weiss, Peck, and Greer


                                                                            Unrealized       Difference
                                              Book            Market          Gain or         Between
                                              Value           Value           (Loss)        Face & Cost
              Account 6005                    (A+B)                            (A-D)           (A-Z)
              Account 1068                      C               D                E
 AMES,IW ELEC REVENUE                     1,344,206.10     1,285,608.00     (20,498.10)     (36,106.10)
 OHIO STATE BLDG AUTH                       570,275.00       537,365.00     (22,410.00)     (59,775.00)
 ILL ST S/T REV BD                        2,626,100.00     2,484,225.00     (90,000.00)     (74,225.00)
 PHOENIX AZ STREE HIIWAAY                   545,750.00       510,000.00     (17,750.00)     (27,750.00)
 DE ST GO SER C BD                        3,397,582.50     3,248,147.50     (76,310.00)     (74,457.50)
 AIASKA GEN OBL BONDS                       774,132.50       751,718.00      (4,289.50)      (6,007.50)
 AUSTIN TX LTD TAX                        1,025,178.30       965,002.00     (39,059.30)     (99,061.30)
 MINNEAPOLIS MN                             260,331.00       252,590.00      (3,210.00)      (5,800.00)
 NEB HI EDUC LOAN PROG                      896,615.00       890,418.00      (1,968.00)     (17,386.00)
 ALTOONA PA SCH DIST                        455,215.95       460,307.00       6,913.05      (43,393.95)
 MA ST HOUS FINANCE AG                      108,402.00       102,218.00      (2,892.00)      (5,110.00)
 TEXAS STATE VET LAND                     1,055,390.00     1,046,690.00        (700.00)     (47,390.00)
 CO SUD 3A VRDDN/SLMA                     1,502,942.47     1,500,000.00           0.00            0.00
 MI HSP 591 VRDN/DOMR                       901,728.49       900,000.00           0.00            0.00
 US Treasury Note                         2,714,994.05     2,294,873.44    (364,710.94)     (94,584.38)
 PENN STGEN OBL SER3                      1,142,437.00     1,071,550.00     (52,520.00)    (124,070.00)
 NJ ECONOMIC DEV AUTH                     1,213,588.00     1,065,820.00     (58,650.00)    (124,470.00)
 MASS STATE HEALTH EDUC                     590,855.00       539,800.00     (26,680.00)     (66,480.00)
 OHIO ST AIR QUALITY DEV                    503,904.00       500,000.00           0.00            0.00
 LA DESOTO VRDN/SWIS                      3,106,081.10     3,100,000.00           0.00            0.00
 AMMT-IL DFA VRDN/SWS                     1,402,918.90     1,400,000.00           0.00            0.00
                                                                                                  0.00
    Subtotals                               30,531,635       29,205,252       -799,072        -979,324

 Totals                                     70,718,993       68,537,533     -1,164,422      -1,381,955